UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Forest City Enterprises, Inc.

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FOREST CITY ENTERPRISES, INC.
Notice of Annual Meeting of Shareholders
To Be Held June 19, 2008
NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Forest City Enterprises, Inc. (the “Company”) will be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on Thursday, June 19, 2008 at 2:00 p.m., Eastern Daylight Time, for the purpose of considering and acting upon:
(1)
The election of fifteen (15) directors, each to hold office until the next annual shareholders’ meeting and until a successor shall be elected and qualified. Four (4) directors will be elected by holders of Class A Common Stock and eleven (11) by holders of Class B Common Stock.

(2)	The proposed amendment and restatement of the 1994 Stock Plan.

(3)	The proposed amendment and restatement of the Executive Short-Term Incentive Plan.

(4)	The proposed amendment and restatement of the Executive Long-Term Incentive Plan.

(5)	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2009.

(6)	Such other business as may properly come before the meeting or any adjournment or postponement thereof.
Shareholders of record at the close of business on April 21, 2008 will be entitled to notice of and to vote at such annual meeting or any adjournment or postponement thereof.
BY THE ORDER OF THE BOARD OF DIRECTORS
Geralyn M. Presti, Secretary
Cleveland, Ohio
April 30, 2008
IMPORTANT: It is important that your stock be represented at the meeting. Whether or not you intend to be present, please mark, date and sign the appropriate enclosed proxy or proxies and send them by return mail in the enclosed envelope, which requires no postage if mailed in the United States.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON JUNE 19, 2008
The Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Supplemental Package
are available on the Investor Relations page at www.forestcity.net.

FOREST CITY ENTERPRISES, INC.

Exhibits

Exhibit A –1994 Stock Plan (As Amended and Restated as of June 19, 2008)	A-1
Exhibit B – Executive Short-Term Incentive Plan (As Amended and Restated as of June 19, 2008)	B-1
Exhibit C – Executive Long-Term Incentive Plan (As Amended and Restated as of June 19, 2008)	C-1

i

FOREST CITY ENTERPRISES, INC.
Proxy Statement
Solicitation and Revocation of Proxies
The enclosed proxy or proxies relating to shares of Class A Common Stock and Class B Common Stock are solicited on behalf of the Board of Directors of Forest City Enterprises, Inc. (“Forest City,” “we,” “us,” or “our”) for use at the annual meeting of shareholders to be held on Thursday, June 19, 2008 at 2:00 p.m., Eastern Daylight Time, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113. This proxy statement and related form of proxy are being first sent to shareholders on or about April 30, 2008. A shareholder giving a proxy may revoke it by notifying our Secretary in writing or at the annual meeting, without affecting any vote previously taken.
Outstanding Shares and Voting Rights
As of April 21, 2008, the record date fixed for the determination of shareholders entitled to vote at the annual meeting, there were outstanding 78,934,699 of our shares of Class A Common Stock, par value $.33 1/3 per share (the “Class A Common Stock”), and 24,003,596 of our shares of Class B Common Stock, par value $.33 1/3 per share (the “Class B Common Stock”), (collectively, “Common Stock”). At the annual meeting, the holders of Class A Common Stock will be entitled as a class to elect four (4) directors and will be entitled to one vote per share for this purpose. Michael P. Esposito, Jr., Joan K. Shafran, Louis Stokes and Stan Ross have been nominated for election to serve as these directors. At the annual meeting, the holders of Class B Common Stock will be entitled as a class to elect eleven (11) directors and will be entitled to one vote per share for this purpose. Albert B. Ratner, Samuel H. Miller, Charles A. Ratner, James A. Ratner, Jerry V. Jarrett, Ronald A. Ratner, Scott S. Cowen, Brian J. Ratner, Deborah Ratner Salzberg, Bruce C. Ratner and Deborah L. Harmon have been nominated for election to serve as these directors. Except for the election of directors, the holders of Class A Common Stock and Class B Common Stock will vote together on all other matters presented at the meeting and will be entitled to one (1) vote per share of Class A Common Stock and ten (10) votes per share of Class B Common Stock held as of the record date.
If notice in writing is given by any shareholder to our President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for the holding of the meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which the holder belongs, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class will have the right to accumulate such voting power as the holder possesses at such election with respect to shares of that class. Each holder of shares of Class A Common Stock or Class B Common Stock, as the case may be, will have as many votes as equal the number of shares of that class of common stock owned by that holder multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in such proportion as the holder may desire.
Under Ohio law and our Amended Articles of Incorporation, broker non-votes and abstaining votes will be counted for purposes of determining whether a quorum is present at the annual meeting, but will not be counted in favor of or against any nominee for election to our Board of Directors. Abstentions will be counted as cast with respect to a proposal and have the same effect as votes against the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009. Broker non-votes will not be counted as cast for any other proposal.
Election of Directors
It is intended that proxies will be voted for the election of the nominees named in the table below as our directors unless authority is withheld. Each is to serve until the next annual shareholders’ meeting and until their successor is elected and qualified. In the event any one or more of such nominees unexpectedly becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder. All nominees are presently our directors.
At February 29, 2008, the Ratner, Miller and Shafran families, which include members of our current Board of Directors and certain executive officers not including Bruce C. Ratner (“Family Interests”) owned 14.9% of the Class A Common Stock and 77.9% of the Class B Common Stock. RMS, Limited Partnership (“RMSLP”), which owned 78.2% of the Class B Common Stock outstanding as of the record date, is a limited partnership, comprised of the Family Interests, with eight individual general partner positions, currently consisting of: Samuel H. Miller, Co-Chairman of the Board of Directors and our Treasurer; Charles A. Ratner, our President and Chief Executive Officer and Director; Ronald A. Ratner, our Executive Vice President and Director; Brian J. Ratner, our Executive Vice President and Director; Deborah Ratner Salzberg, President of Forest City Washington, Inc., one of our subsidiaries, and Director; Joan K. Shafran, Director; Joseph Shafran; and Abraham Miller. Joan K. Shafran is the sister of Joseph Shafran. Charles A. Ratner, James A. Ratner and Ronald A. Ratner are brothers. Albert B. Ratner is the father of Brian J. Ratner and Deborah Ratner Salzberg and is first cousin to Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Bruce C. Ratner, Joan K. Shafran and Joseph Shafran. Samuel H. Miller was married to Ruth Ratner Miller (now deceased), a sister of Albert B. Ratner, and is the father of Abraham Miller.

Under the partnership agreement of RMSLP (the “Agreement”), the voting power of the general partners representing a family branch is determined by dividing the interest of the family branch they represent by the aggregate interests of all family branches. The voting power of the general partner or general partners representing a family branch may not be divided or apportioned but must be voted together as a whole. If the general partners representing a family branch are unable to agree on how to vote that branch, the total voting power of the other general partners is computed without reference to the voting power otherwise available to that family branch. General partners holding 60% of the total voting power (excluding the voting power of a family branch, if any, unable to agree on how to vote on a particular matter) of RMSLP determine how to vote the Class B Common Stock held by RMSLP.
The following table sets forth the shares of Class B Common Stock held by RMSLP at February 29, 2008, which under the Agreement is voted by the general partners of RMSLP, who under Rule 13d-3 of the Securities Exchange Act of 1934, are deemed to be the beneficial owners of those shares of Class B Common Stock:

		Shares of Class B	Percent of RMSLP’s
	Name of	Common Stock	Holdings of Class B
Family Branch	General Partners	Held through RMSLP	Common Stock

Max Ratner	Charles A. Ratner Ronald A. Ratner	9,169,467	48.8%

Albert Ratner	Brian J. Ratner Deborah Ratner Salzberg	4,928,658	26.3%

Samuel H. Miller	Samuel H. Miller	998,206	5.3%

Nathan Shafran	Joan K. Shafran Joseph Shafran	2,580,808	13.7%

Ruth Miller	Abraham Miller	1,101,854	5.9%

Total		18,778,993	100.0%

The following table sets forth the beneficial ownership of shares of Class A and Class B Common Stock as of February 29, 2008 of each director, nominee, and the other Named Executive Officers (as defined on page 29), as well as all directors and executive officers as a group. Except as otherwise noted, each person has had the principal occupation shown for at least the last five years.

			Number of Shares of Common Stock Beneficially Owned
					Class A
					Assuming
			Class A	Percent	Conversion of	Percent	Class B	Percent
		Director	Common	of	Class B by the	of	Common	of
Name	Occupation and Age	Since	Stock(h)(j)	Class(h)	Beneficial Owner(i)(j)	Class(i)	Stock	Class

NOMINEES

(a) Michael P. Esposito, Jr.	Non-Executive Chairman of Primus Guaranty Ltd. (seller of credit protection); Non-Executive Chairman of Security Capital Assurance Ltd. (guarantee insurance). Retired in December 2007 as Non-Executive Chairman of XL Capital Ltd. (insurance). Retired Executive Vice President Chief Control Compliance and Administrative Officer, The Chase Manhattan Bank, N.A. (banking). Director of Annuity & Life Ltd. (insurance). Age 68 (c)(d)(e)	1995	131,364(1)	0.17%	131,364	0.17%	-	-

(a) Joan K. Shafran	Chief Operating Officer, Powell Partners Limited (investments) and Executive Managing Partner, The Berimore Co. (investments). Age 60	1997	316,177(2)	0.40%	19,108,670(2)(3)	19.60%	18,792,493(3)	77.58%

			Number of Shares of Common Stock Beneficially Owned
						Class A
						Assuming
			Class A		Percent	Conversion of		Percent	Class B		Percent
		Director	Common		of	Class B by the		of	Common		of
Name	Occupation and Age	Since	Stock(h)(j)		Class(h)	Beneficial Owner(i)(j)		Class(i)	Stock		Class

NOMINEES

(a) Louis Stokes	Senior Counsel – Attorney-at-Law, Squire, Sanders & Dempsey LLP since 1999 (law) and Retired Member of The United States Congress from 1969 to 1999. Age 83 (d)(e)	1999	67,950	(4)	0.09%	67,950		0.09%	-		-

(a) Stan Ross	Chairman of the Board, University of Southern California Lusk Center for Real Estate and Senior Fellow (education), Retired Vice Chairman, Ernst & Young (accounting & consulting) and Certified Public Accountant. Age 72 (c)(d)	1999	66,300	(5)	0.08%	66,300		0.08%	-		-

(b) Albert B. Ratner	Our Co-Chairman of the Board of Directors since June 1995, Vice Chairman of the Board from June 1993 to June 1995, Chief Executive Officer from June 1993 to June 1995 and President prior to July 1993. Age 80 (f)	1960	2,134,547	(6)	2.71%	2,140,833	(6)(7)	2.72%	6,286	(7)	0.03%

(b) Samuel H. Miller	Our Co-Chairman of the Board of Directors since June 1995, Chairman of the Board from June 1993 to June 1995 and Vice Chairman of the Board, Chief Operating Officer prior to June 1993, Treasurer since December 1992. Age 86 (f)	1960	1,097,662	(8)	1.39%	19,876,655	(8)(9)	20.39%	18,778,993	(9)	77.52%

(b) Charles A. Ratner	Our President since June 1993, Chief Executive Officer since June 1995, Chief Operating Officer from June 1993 to June 1995 and Executive Vice President prior to June 1993. Director of American Greetings Corporation (greeting cards) and RPM, Inc. (lubricants). Age 66 (f)	1972	2,386,799	(10)	3.03%	21,165,792	(10)(11)	21.70%	18,778,993	(11)	77.52%

(b) James A. Ratner	Our Executive Vice President since March 1988. Age 63 (f)	1984	3,949,763	(12)	5.02%	3,949,763	(12)(13)	5.02%	-	(13)	-

(b) Jerry V. Jarrett	Retired Chairman and Chief Executive Officer of Ameritrust Corporation (banking). Age 76 (c)(d)	1984	35,900	(14)	0.05%	35,900		0.05%	-		-

			Number of Shares of Common Stock Beneficially Owned
						Class A
						Assuming
			Class A		Percent	Conversion of		Percent	Class B		Percent
		Director	Common		of	Class B by the		of	Common		of
Name	Occupation and Age	Since	Stock(h)(j)		Class(h)	Beneficial Owner(i)(j)		Class(i)	Stock		Class

NOMINEES

(b) Ronald A. Ratner	Our Executive Vice President since March 1988. Age 61 (f)	1985	2,194,729	(15)	2.79%	20,973,722	(15)(16)	21.51%	18,778,993	(16)	77.52%

(b) Scott S. Cowen	President, Tulane University (education) since July 1998, Dean and Professor of Weatherhead School of Management, Case Western Reserve University (education) prior to July 1998. Director of JoAnn Stores, Inc. (specialty retailing), Newell Rubbermaid Corporation (consumer products) and American Greetings Corporation (greeting cards). Age 61 (d)(e)	1989	36,000	(17)	0.05%	36,000		0.05%	-		-

(b) Brian J. Ratner	Our Executive Vice President since June 2001. Age 50 (f)	1993	931,727	(18)	1.18%	19,710,720	(18)(19)	20.21%	18,778,993	(19)	77.52%

(b) Deborah Ratner Salzberg	President of Forest City Washington, Inc., our subsidiary. Age 54 (f)	1995	732,265	(20)	0.93%	19,511,258	(20)(21)	20.01%	18,778,993	(21)	77.52%

(b) Bruce C. Ratner	Our Executive Vice President since November 2006, Chief Executive Officer of Forest City Ratner Companies since 1987. Age 63 (f)	2007	1,455,069	(22)	1.82%	1,455,069		1.82%	-		-

(b) Deborah L. Harmon	President, Harmon & Co. and Principal, Caravel Fund Management since January 2008, President and Chief Investment Officer of J.E. Robert Companies from 2001 through 2007. Age 48 (d)	2008	-		-	-		-	-		-

OTHER NAMED EXECUTIVE OFFICER

Thomas G. Smith	Our Executive Vice President from October 2000, Chief Financial Officer from 1985 and Secretary from 1992 until his retirement on April 1, 2008. Age 67 (f)(g)		26,255	(23)	0.03%	27,769	(23)	0.04%	1,514		0.01%

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (18 in number)			10,643,341	(24)	13.20%	29,446,637	(24)(25)	29.62%	18,803,296	(25)	77.62%
(1)	Includes 18,900 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or vesting within 60 days thereafter.

(2)
Includes 113,324 shares of Class A Common Stock held in partnerships in which Joan K. Shafran has shared power of voting and disposition. Ms. Shafran has beneficial ownership of 94,236 shares of Class A Common Stock held in trusts and a foundation: 25,308 shares for which she is trustee and has shared power of voting and disposition and 68,928 shares for which she has sole power of voting and disposition.

(3)
Includes 13,500 shares of Class B Common Stock held in a partnership in which Joan K. Shafran has shared power of voting and disposition. Ms. Shafran’s beneficial ownership of the remaining 18,778,993 shares of Class B Common Stock reflects her status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(4)	Includes 60,300 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(5)	Represents 66,300 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(6)
Albert B. Ratner has beneficial ownership of 2,019,572 shares of Class A Common Stock held in trusts and foundations: 1,396,265 shares for which he is a trustee with shared power of voting and disposition and 623,307 shares for which he has sole power of voting and disposition. Mr. Ratner also has beneficial ownership of 112,664 shares held in trusts for which he is trust advisor and has shared power of voting and disposition.

(7)
Does not reflect the following shares of which Albert B. Ratner disclaims beneficial ownership: 5,374,418 shares of Class B Common Stock held in trusts for which he is trustee and 275,112 shares held in trusts for which he is trust advisor, of which 2,230,658 shares are held in the Albert Ratner Family Branch of RMSLP, 2,909,941 shares are held in the Max Ratner Family Branch of RMSLP and 508,931 shares are held in the Ruth Miller Family Branch of RMSLP. See discussion of RMSLP on pages 1-2.

(8)
Samuel H. Miller has beneficial ownership of 1,087,254 shares of Class A Common Stock held in trusts and a foundation: 848,505 shares for which he has sole power of voting and disposition and 238,749 shares for which he is a trustee with shared power of voting and disposition.

(9)	Samuel H. Miller’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(10)
Charles A. Ratner has beneficial ownership of 2,305,634 shares of Class A Common Stock held in trusts and foundations for which he is trustee and has shared power of voting and disposition. Mr. Ratner has beneficial ownership of 7,965 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 73,200 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(11)	Charles A. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(12)
James A. Ratner has beneficial ownership of 3,836,216 shares of Class A Common Stock held in trusts and foundations: 3,828,501 shares for which he is trustee and has shared power of voting and disposition and 7,715 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 67,647 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 45,900 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(13)
Does not reflect the following shares of which James A. Ratner disclaims beneficial ownership: 5,084,604 shares of Class B Common Stock held in trusts for which he is trustee and 922,866 shares held in trusts for which he is trust advisor, of which 4,372,170 shares are held in the Max Ratner Family Branch of RMSLP, 1,159,250 shares are held in the Albert Ratner Family Branch of RMSLP and 476,050 shares are held in the Ruth Miller Family Branch of RMSLP. See discussion of RMSLP on pages 1-2.

(14)	Includes 18,900 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or vesting within 60 days thereafter.

(15)
Ronald A. Ratner has beneficial ownership of 2,148,829 shares of Class A Common Stock held in trusts: 1,240,534 shares for which he is trustee and has shared power of voting and disposition and 908,295 shares for which he has sole power of voting and disposition. Includes 45,900 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(16)	Ronald A. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(17)	Includes 29,700 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(18)
Brian J. Ratner has beneficial ownership of 867,477 shares of Class A Common Stock held in trusts and foundations: 863,127 shares for which he is trustee and has shared power of voting and disposition and 4,350 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 36,800 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 27,450 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(19)	Brian J. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(20)
Deborah Ratner Salzberg has beneficial ownership of 668,615 shares of Class A Common Stock held in trusts and foundations: 664,265 shares for which she is trustee and has shared power of voting and disposition and 4,350 shares for which she has sole power of voting and disposition. Ms. Ratner Salzberg has beneficial ownership of 36,800 shares held in trusts for which she is trust advisor and has shared power of voting and disposition. Includes 26,850 shares that were issuable upon the exercise of stock options vested at February 29, 2008 or will vest within 60 days thereafter.

(21)	Deborah Ratner Salzberg’s beneficial ownership of these shares of Class B Common Stock reflects her status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(22)
On February 29, 2008, Bruce C. Ratner and certain individuals and entities affiliated with Bruce C. Ratner held 3,894,232 Class A Common Units (“Units”) in Forest City Master Associates III, LLC that were obtained in a transaction designed to increase Forest City’s ownership interest in 30 properties and service companies that were owned jointly by us and Bruce C. Ratner. See “Transactions With Bruce C. Ratner and His Affiliates” beginning on page 34 for a more detailed description of the transaction. The transaction closed on November 8, 2006. After a one-year lock-up period, (i.e. after November 8, 2007), the Units may be exchanged for an equal number of shares of our Class A Common Stock or, at our option, for cash equal to the then-current market price of our Class A Common Stock. Bruce C. Ratner claims beneficial ownership in 1,026,909 units held by him and 428,160 units held in a trust for which he is trustee. Bruce C. Ratner disclaims beneficial ownership in 2,220,538 units held in trusts in which he is not trustee and 218,625 units held directly by others.

(23)	Includes 19,650 shares that were issuable upon the exercise of stock options and restricted stock vested at February 29, 2008 or will vest within 60 days thereafter.

(24)
These shares of Class A Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category. Includes 455,110 shares that were issuable upon the exercise of stock options and restricted stock vested at February 29, 2008 or will vest within 60 days thereafter, and 1,455,069 Class A Common Units (see note 22 above).

(24)
These shares of Class A Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category. Includes 455,110 shares that were issuable upon the exercise of stock options and restricted stock vested at February 29, 2008 or will vest within 60 days thereafter, and 1,455,069 Class A Common Units (see note 22 above).

(25)
These shares of Class B Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Included in this total are 18,778,993 shares of Class B Common Stock that are held by RMSLP. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category.

(a)	Nominated for election by holders of Class A Common Stock.

(b)	Nominated for election by holders of Class B Common Stock.

(c)	Member of the Audit Committee.

(d)	Member of the Compensation Committee.

(e)	Member of the Corporate Governance and Nominating Committee.

(f)	Officer and/or director of various subsidiaries.

(g)	This officer is not a director.

(h)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.

(i)
Reflects potential conversion of all Class B Common Stock held by the nominee or officer listed to Class A Common Stock. Shares of Class B Common Stock are convertible pursuant to their terms into shares of Class A Common Stock at any time on a one-for-one basis.

(j)	This column includes, if any, Class A stock options that were exercisable on February 29, 2008 or will be exercisable within 60 days after such date.
We have been advised that the shares owned by RMSLP and otherwise owned by the Families Interests will be voted for the approval of the election of the directors nominated. If such shares are voted for approval, then such vote will be sufficient to elect the nominees voted on by the Class B Common Stock shareholders.
Voting Agreement: On November 8, 2006, we entered into a Voting Agreement with RMSLP, Powell Partners Limited, Joseph Shafran, and Bruce C. Ratner. Pursuant to the terms of the agreement, the Board of Directors appointed Bruce C. Ratner as a Class B director. Additionally, RMSLP, Powell Partners Limited and Joseph Shafran have agreed to vote the shares owned by them for the election of Bruce C. Ratner to the Board of Directors at each meeting of our shareholders. If such shares are voted in accordance with the Voting Agreement, then such vote will be sufficient to elect Bruce C. Ratner as a Class B director. The Voting Agreement will terminate under any of the following three circumstances: (i) Bruce C. Ratner’s death or his physical or mental incapacity that prevents him from performing all duties required of our directors; (ii) Bruce C. Ratner and his affiliates no longer hold at least 1.5 million Class A Common Units in Forest City Master Associates III, LLC (or stock issued upon exchange of the Class A Common Units) while he is employed by us or at least 2.5 million Class A Common Units (or stock issued upon exchange of the Class A Common Units) if he is no longer employed by us; or (iii) Bruce C. Ratner materially breaches his non-compete agreement with us or any written policy generally applicable to all members of our Board of Directors. See pages 34-35 for further discussion about Forest City Master Associates III, LLC.

Director Compensation
A new director compensation policy was adopted effective February 1, 2008, which is outlined in the following chart. The previous policy is summarized in note (1) to the Director Compensation Table. Compensation is paid to nonemployee directors only. Directors who are also our employees receive no additional compensation for service as directors.

Director Compensation Policy	Amount (1)

Annual Board Retainer	$50,000

Annual Stock Award to Independent Directors (2)	$100,000

Annual Retainer to Independent Director Serving as “Presiding Director”	$12,500

Annual Retainer to Committee Chairman for:
Audit Committee	$24,000
Compensation Committee	$16,000
Corporate Governance and Nominating Committee	$12,000

Annual Retainer to Committee Members (other than Chairman) for:
Audit Committee	$12,000
Compensation Committee	$8,000
Corporate Governance and Nominating Committee	$6,000

Other Fees for:	(fees per day)
Attending other formal meetings in their capacity as directors not held	$1,500
on the same day as a board meeting or board committee meeting, such as Executive Committee and strategic planning meetings.
Attending special meetings or performing special services in their	$1,500
capacity as members of a board committee, in each case as
determined and approved by the applicable board
committee.

Director Stock Ownership Requirement:

Independent directors have up to five years to accumulate ownership of at least 5,000 shares of our stock. The shares may be acquired through direct acquisition, exercise of stock options, vesting of restricted stock or accumulation of phantom stock in their deferred compensation plan.

(1)	Annual retainers are paid quarterly.

(2)
Independent directors may choose between stock options and/or restricted stock in 25% multiples. The default selection is a 50%-50% mix if no choice is made. All grants have graded vesting over three years. The number of Class A Common Stock options granted is determined by dividing the amount of award allocated to stock options by the Black-Scholes fair value, and the number of shares of restricted Class A Common Stock is determined by dividing the amount of award allocated to restricted stock by the closing price of the stock on the date of grant.

The Deferred Compensation Plan for Nonemployee Directors permits nonemployee members of the Board of Directors to defer 50% or 100% of their annual board retainer. Directors electing to participate select either a cash investment option or stock investment option for fees deferred during the year. Fees deferred to the stock investment option are deemed to be invested in our Class A Common Stock (the “Phantom Shares”). Dividends earned on Phantom Shares are deemed to be reinvested in more shares. After the participant ceases to be our director, the Phantom Shares accumulated in the participant’s account will be paid out in shares of Class A Common Stock or cash, as elected by the participant. There were 10,580 Phantom Shares accumulated in participants’ accounts as of January 31, 2008. The Plan does not limit the number of shares that can be issued under the stock investment option.
The Corporate Governance and Nominating Committee annually reviews the policy of independent/nonemployee director compensation and stock ownership requirements.

Director Compensation Table
The information presented in the following table is for the year ended January 31, 2008. All other directors not listed are employees of Forest City and receive no compensation in their capacity as director.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned or				Deferred
	Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive	Compensation	All Other Compensation
Name	($) (1)	($)	($) (2)	Plan Compensation ($)	Earnings ($)	($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Scott S. Cowen	$71,500	$-	$110,507	$-	$-	$-	$182,007
Michael P. Esposito, Jr.	$89,500	$-	$214,605	$-	$-	$-	$304,105
Jerry V. Jarrett	$80,500	$-	$214,605	$-	$-	$-	$295,105
Stan Ross	$68,500	$-	$214,605	$-	$-	$-	$283,105
Joan K. Shafran(4)	$53,500	$-	$-	$-	$-	$-	$53,500
Louis Stokes	$59,500	$-	$214,605	$-	$-	$-	$274,105

(1)
For the year ended January 31, 2008, each of our nonemployee directors received an annual retainer of $40,000 and a $1,500 attendance fee for attending each Board of Directors meeting. Each nonemployee director received fees of $1,500 for committee members and $3,000 for committee chairmen for attending board committee meetings. Fees were doubled for committee meetings lasting longer than three hours. The “presiding director” of the executive director sessions received an annual fee of $6,000. For each formal meeting with our officers not held on the same day as a board meeting or board committee meeting or each special meeting, each nonemployee director received $1,500 per day for attendance in their capacity as director. Independent directors received an annual Class A Common Stock option grant of approximately 11,000 shares.

(2)
The amount reported in column (d) for each director reflects the amount of the fair value of stock options that was recognized in our financial statements for the year ended January 31, 2008 under SFAS 123 (Revised), “Shared-Based Payment” (“SFAS No. 123(R)”). Costs were recognized for stock option grants made in 2003 through 2007. Costs are recognized for financial reporting purposes on a straight-line basis over the vesting period of the options. Beginning with the 2006 grant, cost recognition can be accelerated when the optionee reaches retirement age (as defined in the 1994 Stock Plan) during the nominal vesting period. Costs of the 2006 and 2007 option grants for Messrs. Esposito, Jarrett, Ross and Stokes were accelerated. The costs for Scott S. Cowen’s stock options were not accelerated because he will not reach retirement age during the nominal vesting periods of the option grants.

The fair value of stock option grants are estimated using the Black-Scholes option-pricing model. The assumptions used in the fair value calculations are described in Footnote O, “Stock-Based Compensation”, to our consolidated financial statements for the year ended January 31, 2008, which are included in our Annual Report on Form 10-K filed with the SEC on March 31, 2008. During the year ended January 31, 2008, each of the independent directors in the above table was granted 10,800 stock options having a total grant-date fair value of $185,220. The options have an exercise price of $65.35, which was the closing market price of the underlying stock on the date of grant. The aggregate number of stock options outstanding at January 31, 2008 for Messrs. Cowen, Esposito, Jarrett, Ross and Stokes were 54,000, 43,200, 43,200, 90,600 and 84,600, respectively.

(3)
Column (g) does not include our incremental cost for the use of our airplane by directors for attending board of directors meetings and committee meetings because such use is deemed to be a business expense. The total incremental cost of airplane usage by all directors amounted to $48,594.

(4)	Joan K. Shafran is a nonemployee director, but is not an independent director.

Principal Security Holders
Unless otherwise indicated, the following table sets forth the security ownership as of February 29, 2008 of all other persons who beneficially own 5% or more of our Common Stock.

	Number of Shares of Common Stock Beneficially Owned
				Class A
				Assuming
	Class A			Conversion of			Class B
	Common		Percent	Class B by the		Percent	Common		Percent
Name and Address	Stock(a)		of Class(a)	Beneficial Owner(b)		of Class(b)	Stock		of Class

Third Avenue Management LLC	18,430,239	(1)	23.42%	18,456,239	(1)	23.44%	26,000	(1)	0.11%
622 Third Avenue, 32nd Floor
New York, NY 10017

Private Capital Management, L.P.	4,587,213	(2)	5.83%	5,947,982	(2)	7.43%	1,360,769	(2)	5.62%
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108

Morgan Stanley & Co. Incorporated	6,733,227	(3)	8.56%	6,733,227	(3)	8.56%	-		-
1585 Broadway
New York, NY 10036

Wellington Management Company, LLP	4,055,631	(4)	5.15%	4,055,361	(4)	5.15%	-		-
75 State Street
Boston, MA 02109

Kinetics Asset Management, Inc.	3,942,470	(5)	5.01%	3,942,470	(5)	5.01%	-		-
470 Park Avenue South, 4th Floor South
New York, NY 10016

Columbia Wanger Asset Management, L.P.	111,000	(6)	0.14%	1,509,000	(6)	1.88%	1,398,000	(6)	5.77%
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Joseph Shafran	477,517	(7)	0.61%	19,270,010	(7)	19.76%	18,792,493	(7)	77.58%
Paran Management Company, Ltd.
2720 Van Aken Boulevard, Suite 200
Cleveland, OH 44120

Abraham Miller	54,486	(8)	0.07%	18,833,479	(8)	19.32%	18,778,993	(8)	77.52%
Graffiti, Inc.
3111 Carnegie Avenue
Cleveland, OH 44115

Ratner, Miller & Shafran Family Interests	11,752,069	(9)	14.89%	30,624,798	(9)	31.32%	18,872,729	(9)	77.91%
(see page 1)
Terminal Tower
50 Public Square, Suite 1600
Cleveland, OH 44113
(1)
Third Avenue Management LLC (“TAM”), a Delaware limited liability company, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. TAM has sole power of voting for 17,857,206 shares and sole power of disposition of 18,430,239 shares of Class A Common Stock. Various other Third Avenue investment companies registered under the Investment Company Act of 1940 have the right to receive dividends and sales proceeds from certain of the shares reported by TAM. Various separately-managed accounts for whom TAM acts as investment advisor have the right to receive dividends and sales proceeds from certain of the shares reported by TAM. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2007 as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder. The number of shares of Class B Common Stock beneficially owned represent shares beneficially owned at December 31, 2007 as disclosed in a Questionnaire for 5% Beneficial Owners provided to us by the Principal Security Holder.

(2)
Private Capital Management, L.P. (“PCM”), a Delaware limited partnership, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. PCM has sole dispositive and voting power of 212,210 shares of Class A Common Stock. PCM exercises shared dispositive and voting power of 4,375,003 shares of Class A Common Stock. The number of shares of Class A Common Stock beneficially owned represents shares beneficially owned at January 31, 2008 as disclosed in Schedule 13G/A filed with the SEC by the Principal Security Holder. PCM has sole dispositive and voting power of 87,400 shares of Class B Common Stock. PCM exercises shared dispositive and voting power of 1,273,369 shares of Class B Common Stock. The number of shares of Class B Common Stock beneficially owned represents shares beneficially owned at December 31, 2007 as disclosed in Schedule 13G/A filed with the SEC by the Principal Security Holder.

(3)
The securities being reported upon by Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as a parent holding company, are owned or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Morgan Stanley Investment Management Inc. is a wholly owned subsidiary of Morgan Stanley. Morgan Stanley has sole voting power of 4,972,204 shares of Class A Common Stock, shared voting power of 409 shares of Class A Common Stock and sole dispositive power of 6,733,227 shares of Class A Common Stock. Morgan Stanley Investment Management Inc. has sole voting power of 3,277,689 shares of Class A Common Stock, shared voting power of 409 shares of Class A Common Stock and sole dispositive power of 4,731,749 shares of Class A Common Stock which are included in Morgan Stanley’s totals. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2007 as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder.

(4)
Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 has shared voting power of 3,497,260 shares of Class A Common Stock and shared dispositive power of 4,055,631 shares of Class A Common Stock. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2007 as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder.

(5)
Kinetics Asset Management, Inc. (“Kinetics”) is an institutional investment manager. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2007 as disclosed in Form 13F filed with the SEC by the Principal Security Holder. Kinetics has sole voting and dispositive power of all of these shares.

(6)
Columbia Wanger Asset Management, L.P. (“WAM”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Columbia Acorn Trust have shared voting and dispositive power of 1,398,000 shares of Class B Common Stock. WAM also has shared voting and dispositive power with respect to 111,000 shares of Class A Common Stock held by clients and managed by WAM. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2007 as disclosed in a Questionnaire for 5% Beneficial Owners provided to us by the Principal Security Holder.

(7)
Joseph Shafran is the brother of Joan K. Shafran, Director. Mr. Shafran has beneficial ownership of 111,574 shares of Class A Common Stock held in two partnerships in which he has shared power of voting and disposition. Mr. Shafran has beneficial ownership of 183,472 shares of Class A Common Stock held in trusts: 25,308 shares for which he is a trustee with shared power of voting and disposition and 158,164 shares for which he has sole power of voting and disposition. Included in the Class B Common Stock are 13,500 shares held in a partnership in which Joseph Shafran has shared power of voting and disposition. Joseph Shafran’s beneficial ownership of the remaining 18,778,993 shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP under “Election of Directors” on pages 1-2.

(8)
Abraham Miller is the son of Samuel H. Miller, Co-Chairman of the Board of Directors and Treasurer. Abraham Miller has beneficial ownership of 54,486 shares of Class A Common Stock held in trusts: 7,000 shares for which he is a trustee with shared power of voting and disposition and 47,486 shares for which he has sole power of voting and disposition. Abraham Miller’s beneficial ownership of the Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP under “Election of Directors” on pages 1-2.

(9)
The Ratner, Miller and Shafran families have an ownership interest in the Company as reflected in the Principal Security Holders table. These securities are beneficially owned by members of these families either individually or through a series of trusts, foundations and custodianships. Of the shares of Class B Common Stock listed, RMSLP owns 18,778,993 shares, which represent 77.52% of the Class B Common Stock outstanding at February 29, 2008.

Certain members of the Ratner, Miller and Shafran families have been nominated for election to serve on our Board of Directors. (See information regarding nominees and directors previously disclosed for further information regarding the beneficial ownership of Common Stock by these individuals).

(a)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.

(b)
Reflects potential conversion of all Class B Common Stock held by the principal security holder listed to Class A Common Stock. Shares of Class B Common Stock are convertible into shares of Class A Common Stock at anytime on a one-for-one basis.

Corporate Governance
We are managed by our senior management under the direction of the Board of Directors. The Board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities. Those policies & procedures are summarized in this section. Copies of the Corporate Governance Guidelines adopted by our Board, its directorate committee charters, our Code of Legal and Ethical Conduct and other relevant information are set forth or explained in greater detail on our website at www.forestcity.net. References to our website are for your convenience; however, the information contained on our website is not incorporated into this proxy statement or any other report we file with the Securities and Exchange Commission (“SEC”).
If you prefer, we will send you copies of any of these materials upon written request directed to:
Geralyn M. Presti, General Counsel and Secretary
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1360
Cleveland, Ohio 44113
geripresti@forestcity.net

We regularly review our corporate governance policies and practices. The Board also routinely compares our corporate governance policies and practices to those suggested by various groups or authorities active in corporate governance, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange (“NYSE”). These reviews specifically focus on the following areas of corporate governance:
•	our Corporate Governance Guidelines in general;

•	our current Board composition and compensation;

•	our Board and Board committee operation and charters;

•	certain procedures relating to our Code of Legal and Ethical Conduct;

•	our director nomination process;

•	our shareholder communications process; and

•	director continuing education.
We expect to adopt further changes in the future that the Board believes are the best corporate governance policies and practices for it.
Corporate Governance Guidelines
The Board of Directors believes in establishing a corporate culture of accountability, responsibility and ethical behavior through the careful selection and evaluation of senior management and members of the Board of Directors and by carrying out the responsibilities of the Board of Directors with honesty and integrity. Our Corporate Governance and Nominating Committee performed its annual review of our Corporate Governance Guidelines and did not recommend any changes. Our Corporate Governance Guidelines, among other things, provide for Audit, Compensation and Corporate Governance and Nominating Committees; all members of the Audit Committee to be independent directors; regular sessions of independent directors; an annual self-assessment process for the Board and its committees; succession planning; and new director orientation and continuing director education. These guidelines, as amended, largely document practices and principles already in place at the Board level and are available on our website at www.forestcity.net.
Independence Determinations
We are in a “controlled company” status under the NYSE corporate governance rules because, as of February 29, 2008, the Family Interests controlled 11,752,069 Class A votes and 188,727,290 Class B votes for an aggregate voting percentage of 62.5%. See “Election of Directors” on pages 1-2 for a description of the Family Interests. As a result of our controlled company status, we are not required to have a majority of the Board of Directors composed of independent directors. The Board has determined that all members of our Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee are independent.
The Board has unanimously determined that Messrs. Cowen, Esposito, Jarrett, Ross and Stokes and Ms. Harmon are neither affiliated persons of ours nor do they have any material relationship with us (other than their role as our director) and, therefore, qualify as independent directors within the meaning of all applicable laws and regulations, including the enhanced independence standards for the NYSE.
The enhanced independence standards of the NYSE discussed by the Corporate Governance and Nominating Committee in their review of director independence status are as follows:
A.
No director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. We will identify which directors are independent and disclose these affirmative determinations.

B.	No director can be independent if the director is, or has been within the last three years, our employee.

C.	No director can be independent whose immediate family member is or has been an executive officer of ours within the last three years.

D.
No director can be independent if the director received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than (a) director and committee fees, (b) compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer, (c) compensation received by an immediate family member for service as our employee (other than an executive officer), and (d) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

E.	No director can be independent if:
•	the director or an immediate family member is our internal auditor or a current partner of our independent registered public accounting firm;

•	the director is our internal auditor or a current employee of our independent registered public accounting firm;

•
the director has an immediate family member who is our internal auditor or a current employee of our independent registered public accounting firm and participates in the audit, assurance or tax compliance (but not tax planning) practice; or

•
the director or an immediate family member was within the last three years (but is no longer) our internal auditor or a partner or employee of our independent registered public accounting firm and personally worked on our audit within that time.

F.
No director can be independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee.

G.
No director can be independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

In making these independence determinations, the Board considered all of the factors that automatically compromise director independence as specified in the respective independence standards of the SEC and the NYSE, including but not limited to charitable contributions to any charitable organization in which such director serves as an executive officer, and definitively determined that none of those conditions existed. In addition, the Board considered whether any material relationship beyond those factors that automatically compromise director independence existed between either us and/or our management and/or any of their respective affiliates or family members or otherwise between each director or any family member of such director or any entity with which director or family member of such director was employed or otherwise affiliated. For those directors for whom the Board determined there was a relationship, with respect to each of the most recent three completed fiscal years, the Board evaluated the following:
•
The insurance premiums paid to a company where Michael P. Esposito, Jr. served as chairman of the board until December 2007 and determined that the amount of such premiums in each fiscal year was below the limits set forth in our independence standards;

•	The fees paid to a law firm where Louis Stokes is senior counsel and determined that the amount of such fees in each fiscal year was below the limits set forth in our independence standards; and

•
Charitable contributions to various organizations where Messrs. Ross or Jarrett serve as an executive officer, director or trustee and determined that the amount of the contribution to any organization in each fiscal year was below the limits set forth in our independence standards.

The Board also considered the personal investments made by several members of the Ratner family in a public equity fund managed by Deborah L. Harmon’s father. The Corporate Governance and Nominating Committee also reviewed Deborah L. Harmon’s minority ownership of a real estate investment trust that is a minority participant in a loan to one of our subsidiaries. It is determined that such investments do not compromise the independence of Deborah L. Harmon. The Board definitively determined for those directors identified as independent above that any relationship that existed was not material and did not compromise that director’s independence from management. Accordingly, all of these directors are independent under SEC and NYSE requirements, as well as our own Corporate Governance Guidelines.

Communications with the Board
We have established procedures to permit confidential and anonymous (if desired) submissions to the Presiding Director (the chairman of the Corporate Governance and Nominating Committee) regarding concerns about our conduct. Interested parties may make their concerns about us known to the independent or non-management directors by directly mailing Scott S. Cowen, the Presiding Director, a statement of concerns marked “Confidential” and addressed as follows:
Mr. Scott S. Cowen, Presiding Director
c/o General Counsel
“Confidential”
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1360
Cleveland, Ohio 44113
Code of Legal and Ethical Conduct
We require that all directors and employees adhere to our Code of Legal and Ethical Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Legal and Ethical Conduct requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. We require management personnel and newly hired employees to acknowledge receipt and compliance with the Code of Legal and Ethical Conduct and annually distribute the Code of Legal and Ethical Conduct to all employees. In addition, those with supervisory duties are also required to acknowledge their responsibility for both informing and monitoring compliance with the Code of Legal and Ethical Conduct on the part of employees under their supervision.
In December 2007, the Board adopted a Senior Financial Officers Code of Ethical Conduct as an addendum to Code of Legal and Ethical Conduct. The Senior Financial Officers Code of Ethical Conduct formalizes the general standards of honesty, integrity and judgment that we expect of all senior financial officers. We will require all senior financial officers to acknowledge receipt of and compliance with the Code of Ethical Conduct annually.
The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have implemented an anonymous hotline monitored by an external, third-party firm. Our Audit Committee has adopted a policy statement entitled “Employee Complaint Procedures for Accounting and Auditing Matters” establishing those procedures.
Meetings and Committees of the Board of Directors
The Board
Following the appointment of Deborah L. Harmon to the Board on April 1, 2008, our Board consists of six independent members and nine members of the Ratner, Miller and Shafran families, including eight members of management and one non-management family member. Biographical information and information about the Board committees on which our directors serve are set forth in “Election of Directors” on pages 1-6 of this proxy statement.
During the year ended January 31, 2008, our Board of Directors held four regular meetings. All directors attended at least 75% of the meetings of the Board and those committees on which each independent director served. Our policy with respect to attendance by directors at the annual meeting of shareholders is that attendance is required when the annual meeting of shareholders coincides with a Board of Directors meeting. The exception to this attendance requirement is when the two meetings are not consecutively scheduled. Thirteen of the then fourteen directors attended our 2007 annual meeting of the shareholders.
The independent members of the Board meet in an executive session following each regularly scheduled Board meeting. The independent directors also meet annually with Joan K. Shafran, the only other non-management director, in an executive session. Scott S. Cowen, as the Chairman of the Corporate Governance and Nominating Committee, serves as Presiding Director of all of these sessions.

Committees of the Board
The Board’s policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic oversight and matters that by law or custom require the attention of the full Board. Our Board has established three standing committees, functioning in the following areas:
•	audit and financial reporting;

•	management compensation; and

•	nominations, corporate governance and succession planning.
Each of the standing committees operates under a written charter approved by the Board following review and recommendation by the Corporate Governance and Nominating Committee. The committee charters for each of the standing committees can be viewed on our website at www.forestcity.net. Each Board committee is authorized to retain outside advisors.
Audit Committee: Our Audit Committee is composed of three nonemployee, independent directors: Michael P. Esposito, Jr., the chairman, Jerry V. Jarrett and Stan Ross. All of the Audit Committee members are financially literate in accordance with the requirements of the NYSE. The Board has determined that Michael P. Esposito, Jr. qualifies as an “audit committee financial expert” in accordance with the requirements of Section 407 of the Sarbanes-Oxley Act of 2002 and the SEC rules implementing that section. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the following:
•	the integrity of our financial statements, including our system of internal controls, accounting controls and disclosure controls;

•	our compliance with legal, ethical and regulatory requirements including, but not limited to, the requirements of the Sarbanes-Oxley Act of 2002;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of the independent registered public accounting firm and our internal audit function; and

•	production of the Audit Committee’s report, made pursuant to the Securities Exchange Act of 1934, to be included in the proxy statement relating to our annual meeting of shareholders.
The Audit Committee meets with the independent registered public accounting firm on a quarterly basis and periodically as deemed necessary. In addition, the Audit Committee has created a policy for “Employee Complaint Procedures for Accounting and Auditing Matters,” which establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Our shareholders will have the opportunity to ratify the appointment of our independent registered public accounting firm at our 2008 annual meeting (see Ratification of Independent Registered Public Accounting Firm on pages 46-47 ). Although this ratification is not required by law, the Board believes that shareholders should have an opportunity to express their views on the subject.
The Audit Committee met eight times during the year ended January 31, 2008.
A copy of the Audit Committee Report is included in this proxy statement on page 36. The Audit Committee charter, as amended, is available on our website at www.forestcity.net.
Compensation Committee: Our Compensation Committee is composed of six nonemployee, independent directors: Jerry V. Jarrett, the chairman, Scott S. Cowen, Michael P. Esposito, Jr., Stan Ross, Louis Stokes and, effective April 1, 2008, Deborah L. Harmon. The Compensation Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters by:
•	establishing and administering compensation of our executive officers and senior management;

•	reviewing, at least annually, the goals, objectives and policies of our executive compensation plans;

•	reviewing, at least annually, the succession plan for the Company and our senior executives;

•
reviewing and approving the total compensation recommendations for the Chief Financial Officer and the three other most highly compensated individuals included in the Summary Compensation Table on page 29 as well as certain senior executive officers of important business units and subsidiaries in light of the executive compensation goals and objectives;

•	administering our stock option or other equity incentive plans and approving all equity incentive awards for our executive officers; and

•
in accordance with federal securities laws, reviewing the Compensation Discussion & Analysis prepared by our management and recommending the inclusion of such disclosure in the proxy statement relating to our annual meeting of shareholders.

The committee also annually evaluates the performance of our Chief Executive Officer based on objective and subjective criteria, including an assessment of business performance, accomplishment of long-term strategic objectives, and management development. For a description of the committee’s policies and procedures for the consideration and determination of executive compensation, see the Compensation Discussion & Analysis – Oversight of the Executive Compensation Program on pages 17-18.
The Compensation Committee met four times during the year ended January 31, 2008.
A copy of the Compensation Committee Report is included in this proxy statement on page 26. The Compensation Committee charter, as amended, is available on our website at www.forestcity.net.
Corporate Governance and Nominating Committee: Our Corporate Governance and Nominating Committee is composed of three nonemployee, independent directors: Scott S. Cowen, the chairman, Louis Stokes and Michael P. Esposito, Jr. The Corporate Governance and Nominating Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to corporate governance matters, including the composition of the Board. As part of its responsibilities, the committee considers and makes recommendations to the full Board with respect to the following matters:
•	identifying individuals qualified to become Board members and the director nominees for the next annual meeting of shareholders;

•	director nominees for each committee;

•	our organizational and governance structure, including developing and recommending to the Board the Corporate Governance Guidelines applicable to us;

•	our Code of Legal and Ethical Conduct;

•	the Board’s annual review of its performance;

•	appropriate procedures for the succession planning for our senior executive officer positions;

•	appropriate procedures to evaluate the performance of our Chief Executive Officer;

•	evaluation of the Board, its committees and management;

•	nonemployee Board member compensation;

•	our strategic plan; and

•	our charitable contributions.
The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. The Corporate Governance and Nominating Committee may consider candidates recommended by shareholders, as well as from other sources, such as current directors or officers, professional search firms or other appropriate sources. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors, and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.

Third party consultants may be retained from time to time to identify potential candidates, but any such retention will be made directly by the Corporate Governance and Nominating Committee. If retained, third party consultants would be used primarily to identify potential candidates, conduct customary background and reference checks and recommend potential candidates to the committee in accordance with criteria furnished by the committee. On occasion, at the request of the chairperson of the committee, third party consultants may also conduct preliminary screening and interviews to assess candidate suitability in accordance with criteria furnished by the committee.
Our Corporate Governance Guidelines contain Board membership criteria that apply to the Corporate Governance and Nominating Committee’s recommended nominees for a position on our Board of Directors. Under these criteria, members of the Board shall demonstrate the qualities of integrity and high ethical standards, have the ability to communicate clearly and persuasively, express opinions, raise questions and make informed, independent judgments. A director shall possess knowledge, experience and skills in a minimum of one specialty area, such as: knowledge of the real estate industry (development, management, operations, marketing, competition, etc.); accounting and finance; corporate management; and international, legal or governmental expertise. Other qualifications include diversity in gender, ethnic background, geographic origin or personal and professional experience. The willingness and ability to work with other members of our Board of Directors in an open and constructive manner and the ability to devote sufficient time to prepare for and attend Board meetings are required. Service on other boards of public companies should be limited to no more than three or four, subject to the Board of Directors’ review.
To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, at the address shown on page 13:
•	the name, age, business address and residence of the person recommended as a director candidate;

•	the principal occupation or employment of the person;

•
any information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•	the name and record address of the nominating shareholder;

•	the number of shares and class of common stock beneficially owned, for at least one year, by the nominating shareholder; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
In order for a director candidate to be considered for nomination at our annual meeting of shareholders, the recommendation must be received by the Corporate Governance and Nominating Committee at least 90 calendar days prior to the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
The Corporate Governance and Nominating Committee met three times during the year ended January 31, 2008.
The Corporate Governance and Nominating Committee charter, as amended, is available on our website at www.forestcity.net.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board of Directors consists entirely of nonemployee, independent directors. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries, and none had interlocking relationships with any other entities of the type that would be required to be disclosed in this proxy statement.

Compensation Discussion & Analysis
Introduction
We are a real estate company principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We were founded in 1920 and have been publicly-traded since 1960. Headquartered in Cleveland, Ohio, we have offices throughout the U.S and in London, England. We have grown into a diversified, nationally-recognized company with approximately $10 billion in assets, approximately 4,000 employees, annual revenues in excess of $1 billion, and an equity market capitalization as of January 31, 2008 of over $4 billion.
We attribute much of our success to our highly talented and experienced employees and our core values: integrity and openness in dealings with all stakeholders; creativity and an entrepreneurial spirit; teamwork; diversity and community involvement; sustainability; and long-term value creation through a high-performance culture. Our executive compensation program is intended to support these values, reinforce our culture and drive long-term growth and value creation. The following discussion summarizes our executive compensation program’s key objectives and primary components.

We designed our executive compensation program to meet the needs of our Company, our shareholders and our employees, and with the intent of achieving the following key objectives:

•	To focus senior management on key business objectives as reflected in our annual business plan and long-term strategic plan that support our ultimate objective of maximizing shareholder value.

•	To attract and retain highly talented employees to lead our continued growth and success and to reward them for their contributions toward that success.

•	To reinforce our core values by providing for fair and competitive pay that is aligned with performance.

In order to achieve these objectives, our executive compensation program includes the following primary components:

•	Competitive base salaries reflective of each executive’s responsibility level and individual performance over time.	•	Performance-based annual incentives that are tied to the attainment of specified business objectives at the corporate, business unit, and/or individual levels.

•	Long-term incentives linked to strategic goals and long-term shareholder value creation.	•	Benefits that meet the needs of our employees and their families at a reasonable shared cost.
Each of these pay components is described in more detail later in this document.
Oversight of the Executive Compensation Program
The Compensation Committee (“Committee”) of the Board of Directors administers our executive compensation program. The current members of the Committee are Jerry V. Jarrett (Chairman), Scott S. Cowen, Michael P. Esposito, Jr., Stan Ross, Louis Stokes, and effective as of April 1, 2008, Deborah L. Harmon. All members of the Committee are outside directors as defined under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), are non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and qualify as independent directors under the NYSE listing standards.
In reviewing and designing the various components of our executive compensation program, the Committee periodically draws upon the expertise of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Executive Vice President (“EVP”), Human Resources who attend the Committee meetings. Our CEO provides advice and counsel to the Committee regarding alignment of performance measures under our annual Executive Bonus Plan, a short-term incentive plan (“STIP”) and our Executive Long-Term Incentive Plan (“LTIP”), may discuss the performance of key executives who report to him in the determination of the individual component of awards as well as any merit increases or pay adjustments, offers guidance and recommendations on succession and management planning activities and discusses the impact of design of our incentive programs (including equity awards) on our ability to attract, motivate and retain key personnel. Our CFO, who attends meetings as requested, provides an accounting and analysis of the financial results of performance measures under the STIP and LTIP. Our EVP, Human Resources provides information pertaining to our compensation programs and in connection with succession planning reviews. The Committee meets in executive session when discussing the compensation of the CEO.
The Committee has the authority to retain, terminate, and approve fees for any compensation consultant used to assist in the evaluation of compensation for executive officers and other senior management employees. It may also obtain advice and assistance from internal or external legal, accounting, or other advisors.
During 2007 and early 2008, the Committee retained Mercer Human Resources Consulting (“Mercer”), an independent consulting firm, to conduct a comprehensive review of our executive compensation program that included the following activities:
•
Reviewing our executive compensation strategy in support of our culture, key business objectives and best practices. Our executive compensation strategy was reaffirmed by the Committee at its December, 2007 meeting;

•	Examining pay practices for critical positions specific to the real estate industry, including the design of a custom compensation survey tool;

•
Conducting a pay analysis of executive officers and other management employees to compare pay competitiveness relative to the market, including a review of proxy pay information for the peer companies identified on page 19;

•
Reviewing annual and long-term incentive compensation plans and recommending potential design modifications, which are discussed on pages 20-25 under “Components of the Executive Compensation Program”; and

•	Meeting with management and the Committee to review findings and recommendations, as well as competitive trends and regulatory developments impacting executive compensation.
Our management is responsible for the preparation of this Compensation Discussion & Analysis.
Executive Compensation Core Principles
We use a set of core principles to guide the development and use of specific compensation elements, as outlined below:
•
Our executive compensation program should reinforce key business objectives and our core values: Performance goals under the STIP and the LTIP are directly linked to our annual business plan and strategic plans, with an emphasis on long-term shareholder value creation.

•
Pay should be aligned with performance: Our executive compensation program emphasizes variable “at risk” incentive pay tied to challenging performance goals, with no awards earned for results below a designated threshold level. Executives can earn significant incentive awards when outstanding Company, business unit and/or individual performance results are achieved and little or no awards when performance is below the target level. Performance is measured relative to the annual business plan and long-term strategic plan, including our internal measure of value creation at the individual property and overall portfolio level, which is defined as the change in net asset value plus or minus net cash flow (“Total Return”).

•
A majority of pay for top executives should be performance contingent: Our executive compensation program promotes a pay for performance orientation, consistent with our high-performance culture, through the emphasis on incentive compensation. We provide incentive award opportunities, expressed as a percent of base salary, to our Named Executive Officers (as defined on page 29). The STIP promotes a combination of individual accountability and teamwork through the use of individual, business unit, and corporate performance goals as outlined in the Components of the Executive Compensation Program beginning on page 20. Awards under the STIP and the cash-based portion of the LTIP are based on corporate and business unit performance goals, and/or individual performance, and are only earned if performance targets are met. Stock option awards under the LTIP will only have value if our stock price appreciates between the time of grant and the time of exercise.

The Committee has discretion to determine the incentive amounts paid under the STIP and the LTIP in the event of extraordinary or unusual circumstances that are separate and apart from normal economic cycles. For example, the Committee used positive discretion in determining the STIP awards made to executives for the 2001 performance period, to partially counter the severe short-term economic impact resulting from the catastrophic events associated with the September 11th tragedy.

•
Incentive compensation should be tied to short-term and long-term performance: Our executive compensation program seeks to link incentive pay to performance over multiple time frames. Annual incentives under the STIP reward short-term performance in support of our annual business plan. Long-term incentives include the cash component of the LTIP that reflects performance over a four-year period (consistent with our strategic planning cycle), and an equity component (currently stock options and restricted stock awards), which rewards long-term shareholder value creation.

•
Long-term incentives are emphasized to align executive and shareholder interests: Our executive compensation program places greater emphasis on long-term incentives as compared with annual incentives, to focus senior management on long-term strategic goals and shareholder value creation. Performance measures for the cash component of the LTIP include Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”) and Total Return achieved over a four-year period. We currently use a combination of equity-based and cash-based long-term award vehicles to minimize potential shareholder dilution resulting from the sole use of equity plans.

•
Total compensation should be fair and competitive: We operate in a highly competitive industry and must ensure that our executive pay program allows us to attract and retain key management talent for continued growth and success. As noted, the Committee recently engaged Mercer to assess pay competitiveness for executive officers and other key management employees. Pay levels are also periodically reviewed to determine if they are internally equitable.

•
Incentive compensation design should be simple and clearly understood by executive participants: We currently use the same two primary performance measures, EBDT and Total Return, under the STIP and the LTIP. We also provide annual notification to participants of performance goals and corresponding award opportunities for the incentive compensation plans.

Target Executive Officer Pay Levels and Relevant Employment Market
We use targeted pay levels to reinforce core principles and key objectives under our executive compensation program. Assuming at goal performance the targets relative to the market are as follows:

		Total Annual Cash	Long-Term
Base Salary	Annual Incentives	Compensation	Incentives	Total Direct Compensation
(A)	(B)	(A + B)	(C)	(A + B + C)
Slightly above market medians	At market medians	Slightly above market medians	Above market medians	Above market medians

Base salaries and annual incentives are targeted competitively to attract talented and experienced employees. Long-term incentives are targeted above the market median, reinforcing our focus on challenging long-term strategic goals and shareholder value creation and to facilitate the attraction and retention of talented executives.
Due to the emphasis on performance-based incentive compensation, actual pay can be above or below targeted levels based on our actual versus planned performance results and level of stock price appreciation. For example, total direct compensation may be at or above the market 75th percentile when we achieve superior performance results, or well below the market median when goals are not met.
Relevant Employment Market for Executive Officers: The relevant employment market for executives is national and includes diversified real estate organizations, including publicly-traded and privately-held companies, with equity market capitalizations and/or total assets comparable to ours. Because we operate in 27 states, including several high cost of living locations such as New York and California, geographic pay differentials will be considered when establishing base salaries for executives, as applicable.
In assessing executive officer pay competitiveness, Mercer reviewed published compensation surveys for the real estate industry (reflecting data for both public and private companies), including: the CEL & Associates, Inc. Compensation Survey; the National Association of Real Estate Investment Trusts Compensation Survey; and Mercer’s Real Estate Compensation Survey, U.S. Benchmark Database and American Executive Remuneration Database. We also used a custom survey created by Mercer that included approximately 15 participating real estate companies. In addition, Mercer reviewed proxy-statement pay data for a designated group of publicly-traded industry peers referenced below.
We chose the companies in our peer group for their similarity in sales, asset size and/or market capitalization. Given that we have diversified real estate holdings, we also gave significant consideration to ensure the peer companies chosen represented a cross-section of the industry including land as well as retail, office and residential development and management companies. Peer group companies in the most recent review consisted of: AMB Property Corporation, Apartment Investment and Management Company, AvalonBay Communities, Inc., Boston Properties, Inc., Brookfield Properties Corporation, CBL & Associates Properties, Inc., Cousins Properties, Incorporated, Developers Diversified Realty Corporation, Duke Realty Corporation, Equity Residential, General Growth Properties, Inc., Kimco Realty Corporation, Liberty Property Trust, Macerich Company, Simon Property Group, Inc., SL Green Realty Corp., St. Joe Company, Taubman Centers, Inc., UDR, Inc. and Vornado Realty Trust.

We have removed several companies from the prior year’s peer group. These include Equity Office Properties Trust and Reckson Associates Realty Corporation (both acquired) as well as Highwoods Properties, Inc. and Equity One, Inc. who were replaced in the peer group by companies that we compete with more directly on a geographic basis.
Components of the Executive Compensation Program
The table below provides a high level overview of the four primary components within our executive compensation program, followed by a more detailed description for each component.

Element	Key Objectives	Performance Linkage
Base Salary	Provide fixed income stream based on level of responsibility, experience and individual performance	Partially linked (merit increases tied to performance)
Annual Incentives	Align pay with achievement of short-term performance goals in support of annual business plan	Highly linked
Long-Term Incentives	Align pay with achievement of longer-term strategic goals and shareholder value creation, enhance retention of key employees, facilitate stock ownership	Highly linked
Benefits & Perquisites	Provide for employee health, welfare and retirement needs	Minimally or not linked

Base Salary: Base salary provides employees with a steady income stream reflective of their level of responsibility, experience, individual performance and contributions to our overall success. It serves as a means (in conjunction with other pay components) to attract highly talented executives, and also impacts annual and long-term incentive award opportunities that are expressed as a percentage of base salary.
Base salaries are targeted competitively and may be adjusted for executives within certain high cost of living locations (such as New York and California) to reflect geographic pay differentials. No geographic pay differentials are applied to targeted pay levels for employees within our Cleveland headquarters, including all Named Executive Officers. Actual salaries may be above or below the targeted level, based on each executive’s level of experience and performance.
In determining base salary levels for other executive officers, the Committee considers:
•	Pay practices of comparable real estate organizations, as compiled by Mercer;

•	CEO recommendations for our other executive officers; and

•	Their assessment of each executive’s contributions towards our success.
As discussed earlier, we set pay levels for our senior executives using external market data and also take into account internal equity considerations. Only one of our Named Executive Officers received a base salary increase during fiscal year 2007. Brian J. Ratner’s salary increased by 3.5% at the beginning of fiscal year 2007 to reflect competitive market rates for similar positions. Consistent with their employment agreements, base salary amounts for other Named Executive Officers were as follows: Charles A. Ratner, $500,000; James A. Ratner, $450,000; Ronald A. Ratner, $450,000. Thomas G. Smith’s salary, which is not determined by an employment agreement, remained at $425,000.
Annual Incentives: Named Executive Officers and other members of senior management are eligible to participate in the STIP. The plan’s primary objective is to motivate executives to achieve specified business objectives over the short-term that lead to long-term value creation. Actual awards earned (if any) can be considerably above or below target levels based on our actual versus planned performance.
Each year, our CEO in consultation with the CFO, recommends performance goals to the Committee for each measure under the STIP, taking into consideration the annual business plan, past performance, and current market conditions. In reviewing proposed performance goals, the Committee also takes into consideration:
•	Their consistency and alignment with our annual business plan and long-term strategic plans;

•	How challenging each goal may be to achieve; and

•	The historical performance of the company in setting the goal.

The Committee annually approves the performance goals and award opportunities for the upcoming plan year. Any earned awards are subsequently paid in cash upon final determination and approval by the Committee. Performance measures under the STIP include EBDT at the corporate level and Total Return above a specified threshold at the corporate and business unit levels. We establish corporate EBDT and business unit and corporate Total Return goals each year within the annual business plan. We view these measures as key drivers of near-term value creation that plan participants can understand and impact. We tie a portion of the STIP opportunity to the attainment of individual business objectives that are established at the beginning of each fiscal year.
Given our past performance in meeting challenging goals, the Committee approved the use of higher performance thresholds for purposes of the Corporate EBDT and Total Return measures under the STIP. For the 2007 year, no payment was to be made for the EBDT component of the STIP award unless performance exceeded the prior year’s actual (threshold). The Target for the Total Return measure was established taking recent historical performance and anticipated market conditions into consideration.
The Committee believes that disclosure of actual targets used under the STIP could adversely affect us since, among other things, certain of such measures and projections are not publicly disclosed and could place us at a competitive disadvantage relative to other real estate companies.
Consistent with our core compensation principles, Named Executive Officers have a target STIP award opportunity expressed as a percentage of base salary. Most of our Named Executive Officers had a 2007 STIP target opportunity of 70% of base pay. Actual payouts could range between 0% and 140% of base salary, depending on the level of performance. Brian J. Ratner’s STIP target opportunity for the 2007 performance period was 50% of base pay with an actual payout opportunity that could range from between 0% and 100% of base salary, commensurate with the nature of his duties and responsibilities relative to the other Named Executive Officers.
All STIP participants have a portion of their award opportunity tied to corporate financial goals to promote teamwork and collaboration among departments and business units. Corporate financial goals are equally weighted between EBDT and Total Return. The performance mix under the STIP varies based on job function and responsibility level as outlined in the following table:

	Percent of STIP Award based on:
Named Executive		Corporate Total	Business Unit Total	Individual
Officer	Corporate EBDT	Return	Return	Performance
Charles A. Ratner	45%	45%	0%	10%
James A. Ratner	22.5%	22.5%	40%	15%
Ronald A. Ratner	22.5%	22.5%	40%	15%
Thomas G. Smith	40%	40%	0%	20%
Brian J. Ratner	12.5%	12.5%	25%	50%

Named Executive Officers serving as business unit CEOs have 40% of their incentive opportunity tied to their respective business unit’s Total Return results, a slightly lower weighting as compared with the corporate financial component due to their significant involvement in overall corporate planning and accountability for our consolidated results. Certain Named Executive Officers, such as Brian J. Ratner, who lead an operating region of a division, have a greater portion of their overall award determined by individual performance than the other Named Executive Officers.
Individual goals for our Named Executive Officers, which reinforce individual accountability, pertain to such matters as the achievement of specific corporate or business unit objectives, participation in the strategic planning process, and the development of key talent within the organization. In evaluating the CEO’s performance, the Committee considered predetermined objectives including progress towards management development and succession planning, and financial results compared to budgeted targets.
The actual amounts paid under the STIP for fiscal year 2007 reflect higher corporate and business unit Total Return relative to annual targets. However, consistent with our philosophy of pay for performance the threshold for the Corporate EBDT measure was not met for 2007, resulting in no amount being paid for this portion of the award. The individual performance rating for each Named Executive Officer also affected the award amount.
In terms of corporate Total Return, the maximum award under the STIP for this component was earned. During the past year significant value was created due to several transactions, which in turn impacted this portion of the award. Since we operate in a transactional business environment it is possible for a significant one-time event, such as the sale of a property, to impact this measure on an annual basis. However, these same transactions can and do impact the baseline when setting targets for subsequent years. It is for these reasons that we believe performance as measured by long-term value creation should be emphasized more heavily when determining the compensation package for our Named Executive Officers. Our LTIP allows for performance to be evaluated within the context of sustained long-term value creation using a cumulative total return figure over a four-year time period.

The total STIP payments earned by eligible Named Executive Officers as a percent of base salary along with the target, threshold and maximum award percentages were as follows:

	STIP Award Percentage
					Actual 2007 STIP Dollar
Named Executive Officer	Target	Threshold	Maximum	Actual	Award Amount
Charles A. Ratner	70%	55%	140%	74%	$367,500
James A. Ratner	70%	56%	140%	90%	$404,649
Ronald A. Ratner	70%	56%	140%	103%	$464,625
Thomas G. Smith	70%	49%	140%	77%	$327,250
Brian J. Ratner	50%	23%	100%	52%	$166,258

The actual awards earned under the STIP varied based on business unit and/or individual performance as well as due to performance mix. The actual STIP award earned by James A. Ratner and Ronald A. Ratner as a percentage of base salary was higher than target due to a smaller percentage of their award being determined by corporate performance. By contrast, actual Total Return for their respective business units was substantially above target resulting in an above target award.
For Charles A. Ratner and Thomas G. Smith, actual STIP awards paid were slightly above target despite the fact that no amount was earned for the portion of the award attributable to corporate EBDT. Maximum performance under the Total Return portion for the award coupled with above target individual performance, resulted in a slightly above target award. Brian J. Ratner’s overall award was also essentially at target. Due in large part to not meeting our corporate EBDT performance target for the past year, the total STIP awards for the 2007 performance period for Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Thomas G. Smith were lower than those paid for the 2006 performance period.
Awards payable to the CEO are determined by the Committee. The Committee reviewed and approved the achievement of performance results and approved the awards under the STIP for the 2007 performance period.
Based on a recent review of competitive market conditions, the Committee accepted a recommendation by Mercer to increase the target STIP levels for eligible Named Executive Officers from 70% to 80% of base salary (with a payout range of between 0% and 160%) effective with the 2008 performance period. In addition, the Committee concurred with the recommendation to increase Brian J. Ratner’s target STIP opportunity from 50% to 60% of base salary (with a payout range of between 0% and 120%).
Long-Term Incentives: Our business strategy is to create sustained long-term value for our shareholders and customers by continually enhancing the value of our existing portfolio and by identifying new development and acquisition opportunities within targeted high growth markets. Our primary goal is to build long-term asset value by maximizing the spread between return on capital employed and our cost of capital. We believe sustained growth in long-term asset value should translate into superior total shareholder returns over time.
Our long-term incentives align pay with long-term strategic goals and shareholder value creation. They also enhance our retention of executives and other key employees, and facilitate stock ownership. Our long-term incentives consist primarily of two components: cash awards provided through the LTIP, and equity provided primarily through the use of stock options.
Our Named Executive Officers and certain other senior management members currently receive long-term incentives. Under the LTIP, stock options are granted annually while cash awards are provided once every four years to coincide with our four-year strategic planning cycle. This promotes a balanced focus on Total Return and financial performance objectives under the strategic plan in support of long-term value creation.
Long-term incentives reinforce our primary objective of long-term value creation. In determining award levels for Named Executive Officers and senior management, consideration is given to competitive market practice, employee responsibility level, and internal equity. The current annual target award for most Named Executive Officers under the LTIP is equal to 120% of base salary with half in the form of stock options and half in cash. Actual awards earned (if any) can be considerably above or below target levels based on our actual versus planned performance relative to strategic goals and stock price appreciation. Brian J. Ratner’s target annual award under the LTIP is currently 90% of base salary with half in the form of stock and half in cash, commensurate with his duties and responsibilities.

Named Executive Officers participate in the cash-based portion of the LTIP with actual award levels ranging from between 0% to 175% of targeted levels based on performance results over a related four-year period. A new LTIP performance cycle generally begins every four years. For the 2004 through 2007 strategic plan cycle, we established award levels and the performance mix as follows:

	Target Annual Award Equivalent			Percent of Cash LTIP Award based on:
			Cash LTIP
			Award
			Percentage in the	Corporate	Corporate	Business Unit
	Total LTIP		form of Cash	EBDT over	Total Return	Total Return
Named Executive	Award	Percentage in the	(paid once every	four-year	over four-year	over four-year
Officer	Percentage	form of Equity	four years)	period	period	period
Charles A. Ratner	120%	60%	60%	50%	50%	0%
James A. Ratner	120%	60%	60%	50%	25%	25%
Ronald A. Ratner	120%	60%	60%	50%	25%	25%
Thomas G. Smith	120%	60%	60%	50%	50%	0%
Brian J. Ratner	90%	45%	45%	50%	25%	25%

Cash-based LTIP awards are contingent on the attainment of corporate EBDT and business unit and corporate Total Return goals over the four-year performance period. Performance goals are derived from our strategic plan and are measured over four-year cumulative periods. Executives are eligible to earn an incentive that accrues toward a single payment at the end of each four-year period, provided that certain cumulative performance objectives are met. For example, the annual cash-based LTIP accrual for the CEO is targeted at 60% of his annual base salary or 240% of his average base salary over a four-year cycle.
The actual performance targets used in determining awards under the cash-based LTIP were based on goals contained in our four-year strategic plan. As indicated throughout this document, our compensation program places a greater emphasis on longer-term performance; as such, management and the Committee set highly challenging goals as measured by EBDT and our internal measure of value creation, Total Return.
The Committee believes that disclosure of actual targets used under the cash-based LTIP could adversely affect us since, among other things, certain of such measures and projections are not publicly disclosed and could place us at a competitive disadvantage relative to other real estate companies.
Awards payable to the CEO are determined by the Committee, which reviews and approves awards payable to other participants. Currently, any four-year performance period awards are paid in cash, in order to minimize shareholder dilution from equity plans. The Committee certified the achievement of performance results and approved the awards under the cash-based LTIP for the four-year period ending 2007.
The cumulative total target, threshold and maximum award opportunities under the cash-based LTIP are shown below along with the actual awards earned for the 2004 – 2007 performance period. The corresponding dollar amounts for threshold, target and maximum awards are shown under the Grants of Plan-Based Awards table on page 31.

	Cumulative Cash LTIP Award expressed as a Percentage of Average Base Salary over the 2004 – 2007 Performance Period
					Cumulative Actual
Named Executive	Cumulative	Cumulative	Cumulative	Cumulative	2004 – 2007 Dollar
Officer	Target	Threshold	Maximum	Actual	Award Amount
Charles A. Ratner	240%	138%	420%	347%	$1,693,575
James A. Ratner	240%	138%	420%	347%	$1,519,875
Ronald A. Ratner	240%	138%	420%	347%	$1,519,875
Thomas G. Smith	240%	138%	420%	347%	$1,433,025
Brian J. Ratner	180%	104%	315%	261%	$780,785

The actual cash-based LTIP award was higher than target for the four-year performance period, reflecting above average aggregate EBDT performance for the cumulative period and maximum Total Return performance on both a corporate and business unit basis for the period. Overall performance for the 2004 – 2006 period was well above target for each of the measures used in the cash-based LTIP award calculation. For 2007 however, performance in EBDT was below target while Total Return was above target on both a corporate and business unit level. As indicated earlier in this document, this below target EBDT performance for 2007 impacted our Named Executive Officers’ STIP awards.
The results for the STIP and the cash-based LTIP differ for the period ended January 31, 2008. Given our focus on long-term value creation, the cash LTIP paid an award that was considerably higher than target relative to the STIP award for the past year, and was a product of four-year cumulative EBDT and Total Return performance in excess of plan.
In terms of equity awards, we typically grant stock options under the LTIP following the release of full year earnings for the prior fiscal year. Stock options have an exercise price equal to the closing market price of our Class A Common Stock on the date of grant. The Committee has not granted options, and does not intend to grant options, with an exercise price less than the closing market price of our Class A Common Stock on the grant date, repriced options or issued options with “reload” provisions.
Stock option awards may be granted to Named Executive Officers as well as other senior executive officers of significant subsidiaries as determined by the Committee, based on an evaluation of the executives’ duties and overall performance including current and potential contributions to our success. Options will only have value if our stock price appreciates from the time of grant to the time of exercise. In order to enhance employee retention, stock options typically vest over a four-year period following the date of grant as follows:
•	25% after two years;

•	50% after three years; and

•	100% after four years.
We use the Black-Scholes option pricing model to determine grant levels required to deliver target award values (which are targeted at 60% of base salary annually for most Named Executive Officers with the exception of Brian J. Ratner whose annual target is 45%). Stock options are exercisable for up to 10 years from the date of grant to allow executives to maximize pre-tax gains and focus them on long-term shareholder value creation. During fiscal year 2007, we granted an aggregate total of 130,600 stock options to Named Executive Officers, allocated among them as shown in the Grants of Plan-Based Awards Table included in this proxy statement. For stock option grants made between 2005 and 2007, we used a share-based approach that resulted in the same number of shares being granted to Named Executive Officers for each of the past three years.
We may also periodically grant service-based restricted stock to promote retention of certain key executives and provide them with an enhanced ownership stake. Restricted stock typically vests over four years from the time of grant. During the first quarter of 2007, Thomas G. Smith was granted 2,500 shares of restricted stock that typically vest 25% after two years, 50% after three years, and 100% after four years from the date of grant. However, under the terms of our Stock Plan, the vesting of these shares automatically accelerated upon Mr. Smith’s retirement effective April 1, 2008.
We believe that our incentive plans have been successful in focusing executives on long-term value creation, as evidenced by our 10 year annualized total shareholder return of approximately 17% through January 31, 2008.
Based on a recent review of competitive market conditions using a number of compensation survey resources previously discussed in this document and an analysis of peer group proxy data, the Committee approved a recommendation by Mercer to increase the annual equivalent target LTIP levels for select eligible Named Executive Officers effective with the 2008 – 2011 performance cycle. Given their substantial ownership interests, the target LTIP levels for Charles A. Ratner, James A. Ratner and Ronald A. Ratner remain the same, while the annualized LTIP target for the CFO position and certain other senior executive positions increases to 180%. Brian J. Ratner’s annualized equivalent LTIP target increases to 120%. Also included in the recommendations approved by the Committee, (and pending approval of an amended and restated Forest City Enterprises, Inc. 1994 Stock Plan (“Stock Plan”) at the June shareholder’s meeting), was a recommendation to begin using Performance Share grants for certain Named Executive Officers, corresponding to the 2008 – 2011 performance cycle.
Effective April 1, 2008, Thomas G. Smith retired and Robert G. O’Brien was named Chief Financial Officer and Executive Vice President of Forest City Enterprises, Inc. Robert G. O’Brien’s base salary will be determined using appropriate market benchmark data and, on a going forward basis, he will be eligible for STIP and LTIP awards commensurate to those of other Named Executive Officers in similar level positions.
Benefits and Other Perquisites: Consistent with our pay for performance philosophy, Named Executive Officers do not receive a large number of perquisites or supplemental benefits. Named Executive Officers as well as other members of senior management receive customary benefits such as group term life insurance. Likewise, these individuals are eligible to participate in our qualified 401(k) retirement plan, which provides for an employer matching contribution of up to $3,500 per year. We do not maintain a qualified defined benefit pension plan. In order to supplement retirement benefits and enhance retention of key executives, Named Executive Officers also participate in an unfunded nonqualified supplemental retirement plan, administered by the Committee, which provides for discretionary annual accruals that only begin to vest after 10 years of service, with full vesting after 15 years of service. For fiscal 2007 and as shown in the Nonqualified Deferred Compensation Table on page 33, total contributions on behalf of the Named Executive Officers amounted to $85,000. Effective with the 2008 fiscal year, management intends that no new entrants will be permitted into this plan. Additionally, annual “contributions” made on behalf of Named Executive Officers and other senior executives will cease after the most recent contribution that occurred in early 2008. Our management’s decision to discontinue contributions to the plan and to not add new participants was based in part on the desire to focus these dollars in the future on plans and programs that will benefit a greater number of our associates.
We also provide our Named Executive Officers with an executive medical benefit and the premium cost associated with a long-term care policy. Each named executive is also offered a company-provided car for personal use. The value of these items is included in the All Other Compensation column of the Summary Compensation Table on page 29.
Additionally, a death benefit is provided to all Named Executive Officers except for Brian J. Ratner (and Thomas G. Smith following his recent retirement). The benefit is equal to the annual salary of each executive at the time of death and is paid to his designated beneficiaries in the form of salary continuation for a period of five years in the event the executive dies while in our employment. Further information on these benefits is provided in the Potential Payments upon Termination section of this proxy statement.
Additional Executive Compensation Policies
Stock Ownership Guidelines: We encourage executive stock ownership but do not currently have formal guidelines in place due to the significant ownership levels of the executive officer team.
Employment Agreements: As disclosed in the Summary Compensation Table included elsewhere in this proxy statement, we have employment agreements with Charles A. Ratner, James A. Ratner and Ronald A. Ratner that provide for a minimum base salary and death benefit agreements, and are renewable for one-year periods. Thomas G. Smith had an agreement with us regarding his death benefit that was effective during his active employment. Given the significant ownership interests of our Named Executive Officers, we do not provide for severance or change of control benefits as part of these agreements. We do not have an employment agreement with Brian J. Ratner.
Tax and Accounting Implications
Deductibility of Executive Compensation: Section 162(m) limits the amount of compensation provided to certain executive officers that publicly-traded companies can deduct to $1 million per “covered employee” unless it qualifies as “performance-based” (as defined under Section 162(m)). In order to qualify as “performance based”, compensation must be based solely on pre-established objective goals under a shareholder approved plan, with no positive discretion permitted when determining award payouts. To the extent any of the Named Executive Officers have received non-qualifying compensation in excess of the $1 million limit it was not deducted. The Committee’s policy with respect to Section 162(m) is to consider tax deductibility while also maintaining the flexibility to structure the executive compensation program to support Company and shareholder interests, even if some compensation is not fully tax deductible.
The Committee and full Board recently approved several measures that are included in this proxy statement for shareholder consideration. These include amendments to the STIP and LTIP that would allow payments under these plans to Named Executive Officers to qualify as performance-based under Section 162(m). Additionally, a proposal to amend the Stock Plan to permit the use of performance shares and to allow these shares to qualify as performance-based is also included. All of the aforementioned proposed changes are pending approval of our shareholders at the June 19, 2008 meeting.
Nonqualified Deferred Compensation: On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We are operating in good faith compliance with the statutory provisions that were effective January 1, 2005. The final regulations were issued April 17, 2007 by the Treasury Department and the IRS along with a directive to bring documents into compliance with the final nonqualified deferred compensation regulations under Section 409A of the Internal Revenue Code by December 31, 2008. The final regulations are applicable for taxable years beginning on or after January 1, 2008, and our nonqualified deferred compensation plan meets the requirements set forth in the final regulations.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement.

Jerry V. Jarrett (Chairman)	Scott S. Cowen	Michael P. Esposito, Jr.
Stan Ross	Louis Stokes	Deborah L. Harmon
The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference and shall not otherwise be deemed filed under such acts.
Potential Payments upon Termination
The following discussion outlines the payments that would be provided to Named Executive Officers in the event of termination, retirement or death as of January 31, 2008. Given the significant ownership interests of our Common Stock by our Named Executive Officers as described in the Compensation Discussion & Analysis, we do not provide for severance or change of control benefits.
Salary Continuation
Named Executive Officers currently do not receive salary continuation upon termination or retirement. A salary continuation death benefit is discussed under the heading “Death Benefits” on page 27.
Cash Incentives
In the event of termination, unless otherwise determined by the Compensation Committee, the Named Executive Officer must complete the performance period to which the STIP and the LTIP pertain to be entitled to a payout under these Plans.
Equity Awards
Upon termination, Named Executive Officers would forfeit all vested stock options not exercised prior to termination as well as any remaining unvested options or restricted shares. The Compensation Committee retains the ability to accelerate the vesting of any terminating Named Executive Officer’s stock options and/or restricted stock depending on the circumstances surrounding the termination.
Upon retirement, Named Executive Officers would vest in all options granted as part of the fiscal years 2005 and 2007 option grants and would be able to exercise these options for the remaining period of their ten-year life. Vested outstanding options provided prior to the 2005 grant would be exercisable for a period of up to 90 days following the date of retirement. Unvested options granted prior to 2005 would be forfeited. The vesting of restricted stock granted to a Named Executive Officer in 2006 and 2007 would be accelerated upon retirement. Had each of the Named Executive Officers retired as of January 31, 2008, the intrinsic value associated with accelerated vesting of any stock options that were in the money, and restricted stock would have been as follows: Charles A. Ratner, $243,000; James A. Ratner, $153,090; Ronald A. Ratner, $153,090; Thomas G. Smith, $372,265, and Brian J. Ratner, $91,125.
In the event of death, the estate of the Named Executive Officer would be able to exercise any vested options for the remaining period of their ten-year life. Unvested options would be forfeited. Restricted stock issued during 2006 and 2007 would also be immediately vested upon death.
The number of options and unvested restricted shares outstanding for each Named Executive Officer as of January 31, 2008 is shown in the Outstanding Equity Awards at Fiscal Year-End table on page 32.
Deferred Compensation
In the event of voluntary termination, retirement or death, each of the Named Executive Officers, or their beneficiaries, would be eligible to receive their nonqualified deferred compensation balances which include their elective deferrals plus any aggregate earnings, as well as the balances associated with their unfunded nonqualified supplemental retirement plan. The total nonqualified deferred compensation balances consisting of elective deferrals and supplemental retirement plan benefits, are provided in column (f) of the Nonqualified Deferred Compensation table on page 33.

In all circumstances, payments of elective deferrals will be paid in accordance with each Named Executive Officer’s election. Supplemental retirement plan benefits will be paid over a period of ten years for voluntary terminations or retirement and in a single lump-sum in the event of death. In case of an involuntary termination, all or a portion of the supplemental retirement benefit may be forfeited at the discretion of the Committee. The supplemental retirement plan benefit portion of the total nonqualified deferred compensation balances as of January 31, 2008 were:

Named Executive Officer	Supplemental Retirement Plan Balance as of January 31, 2008
Charles A. Ratner	$448,288
James A. Ratner	$351,259
Ronald A. Ratner	$350,296
Thomas G. Smith	$2,180,773
Brian J. Ratner	$126,779

Death Benefits
Under the terms of each Named Executive Officer’s employment agreement (or a separate arrangement that previously existed in the case of Thomas G. Smith), their beneficiaries would receive an annual benefit equal to the Named Executive Officer’s base salary for a period of five years following the date of death while employed by Forest City. As stated earlier, Brian J. Ratner does not have a separate death benefit agreement.
Other Benefits and Perquisites
Payment of premiums associated with executive medical and long-term care insurance would cease upon termination, retirement or death. However, the executive and/or his surviving dependents could elect to continue coverage under each of these plans at their own expense. Continuation of executive medical coverage under COBRA would be available for a period of up to 18 months.
Retirement of Thomas G. Smith
Thomas G. Smith retired as our Executive Vice President, CFO and Secretary on April 1, 2008. Before Thomas G. Smith retired, we discussed the possibility of providing him with retirement compensation in addition to the amounts we and our retirement plans were already obligated to pay him in connection with his retirement. At its March 2008 meeting, the Compensation Committee discussed the possibility of providing Thomas G. Smith with additional retirement compensation. The Compensation Committee considered Thomas G. Smith’s total contributions to us over his 22 years of service, including the relationships he has built with our credit line banks resulting in substantial growth of our credit line facility and the implementation of our comprehensive insurance and risk management program. The Compensation Committee also reviewed and considered the following:
•	the value of Thomas G. Smith’s contributions to us as Chief Financial Officer and Secretary relative to his compensation while he held those offices;

•	our successes and achievements during Thomas G. Smith’s tenure; and

•	our Chief Executive Officer’s recommendation that, in his opinion, it was appropriate to provide additional retirement compensation to Thomas G. Smith.
In light of these considerations, the Compensation Committee determined that it was appropriate to provide a retirement package under which we will provide the following payments and benefits to Thomas G. Smith or for his benefit:
•	Retirement Payment - We agreed to make a retirement payment to Thomas G. Smith in the amount of $1,000,000.

•	Equity Grant - We made a special grant of 15,000 shares of restricted stock to Thomas G. Smith on March 25, 2008 with a grant date fair value of $574,350.

•	Automobile Buyout - We purchased for Thomas G. Smith’s benefit the business automobile we currently lease for him. The buyout cost of this vehicle was $51,126 exclusive of tax.

•
Executive Medical benefit premium payments - We provided an additional payment in the amount of $86,700 approximating the present value of premium costs associated with continuing Thomas G. Smith and Mrs. Smith’s Executive Medical coverage for a period of 18 months, on a grossed up basis.

On April 1, 2008, we entered into an agreement with Thomas G. Smith setting forth the terms of his retirement package. Our obligation to make these payments and provide these benefits was contingent on Thomas G. Smith’s actual retirement, and Thomas G. Smith also had to sign a general release of all claims he may have or have had against us. The Compensation Committee determined the actual amount and form of the retirement payment based on its subjective consideration of each of the factors listed above, but the Compensation Committee did not give any one factor any particular weighting or importance. The cash portion of the retirement payment will be paid by April 30, 2008.
(continued on next page)

EXECUTIVE COMPENSATION TABLES
The following tables present compensation information for our Principal Executive Officer (PEO), Principal Financial Officer (PFO) and the three other most highly compensated executive officers (collectively the “Named Executive Officers”) for fiscal year 2007.
Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
							Deferred
				Option	Non-Equity Incentive Plan		Compensation	All Other
Name and Principal		Salary	Stock Awards	Awards	Compensation		Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)		($)(4)	($)(5)	($)
					(g)
(a)	(b)	(c)	(e)	(f)	Annual	Long-Term	(h)	(i)	(j)

Charles A. Ratner,	2007	$500,000	$-	$891,034	$367,500	$1,693,575	$3,329	$77,981	$3,533,419
President and Chief	2006	$500,000	$-	$692,009	$482,090	$-	$2,309	$71,621	$1,748,029
Executive Officer (PEO)

Thomas G. Smith,	2007	$425,000	$163,375	$499,949	$327,250	$1,433,025	$14,611	$106,146	$2,969,356
Executive Vice President,	2006	$424,639	$139,110	$481,238	$436,968	$-	$9,913	$112,984	$1,604,852
Chief Financial Officer and Secretary (PFO)

James A. Ratner,	2007	$450,000	$-	$291,260	$404,649	$1,519,875	$2,775	$76,456	$2,745,015
Executive Vice President	2006	$450,000	$-	$209,785	$524,065	$-	$1,913	$68,745	$1,254,508

Ronald A. Ratner,	2007	$450,000	$-	$258,246	$464,625	$1,519,875	$6,282	$72,686	$2,771,714
Executive Vice President	2006	$450,000	$-	$209,785	$524,065	$-	$3,824	$65,133	$1,252,807

Brian J. Ratner,	2007	$320,950	$-	$153,746	$166,258	$780,785	$-	$68,904	$1,490,643
Executive Vice President (6)

(1)
The amount reported in column (e) for Thomas G. Smith reflects the amount of the fair value of restricted stock that was recognized in our financial statements during the years ended January 31, 2008 and 2007 under SFAS No. 123(R). The entire grant-date fair value was recognized in the year of grant because Thomas G. Smith was retirement eligible on the date of grant.

(2)
The amount reported in column (f) for each Named Executive Officer reflects the amount of the fair value of stock options that was recognized in our financial statements for the year ended January 31, 2008 and 2007 under SFAS No. 123(R). Costs were recognized for stock option grants made during 2003 through 2007. Costs are recognized for financial reporting purposes on a straight-line basis over the vesting period of the options. Cost recognition can be accelerated when the optionee reaches retirement age (as defined in the 1994 Stock Plan) during the nominal vesting period. The entire cost of the 2007 and 2006 option grants for Charles A. Ratner and Thomas G. Smith were recorded in 2007 and 2006 because they were retirement eligible on the date of grant.

The fair value of stock option grants are estimated using the Black-Scholes option-pricing model. The assumptions used in the fair value calculations are described in Footnote O, “Stock-Based Compensation”, to our consolidated financial statements for the year ended January 31, 2008, which are included in our Annual Report on Form 10-K filed with the SEC on March 31, 2008.

(3)
The amounts reported in column (g) represent the cash awards earned under our Executive Bonus Plan, a short-term incentive plan (“STIP”), and the Executive Long-Term Incentive Plan (“LTIP”) during the year ended January 31, 2008 by the Named Executive Officer, which will be paid in 2008.

The STIP and LTIP programs are discussed in greater detail in the Compensation Discussion & Analysis section of this proxy statement.

(4)
The amount reported in column (h) represents the amount of above-market earnings on the Named Executive Officer’s nonqualified deferred compensation balances which are reported in the Nonqualified Deferred Compensation table on page 33. The earnings credited to the Named Executive Officer’s nonqualified deferred compensation accounts were earned at the same rates as all other participants in the same plans. The amount of above-market earnings was computed to be the amount by which the actual earnings exceeded what the earnings would have been had we used 120% times the Federal Long-Term Rates published by the Internal Revenue Service in accordance with section 1274(d) of the Internal Revenue Code.

EXECUTIVE COMPENSATION TABLES (continued)

(5)	The detail of All Other Compensation reported in column (i) is shown in the following table:

	C. Ratner	T. Smith	J. Ratner	R. Ratner	B. Ratner
All Other Compensation	($)	($)	($)	($)	($)

Forest City matching contribution to 401(k) plan	$3,500	$3,500	$3,500	$3,500	$3,500

Forest City contribution accrued for unfunded nonqualified supplemental retirement plan for executives	$10,000	$50,000	$10,000	$10,000	$5,000

Imputed income of group term life insurance	$5,686	$5,686	$3,564	$3,564	$1,242

Personal use of company-provided automobile	$19,165	$5,615	$17,166	$16,803	$12,960

Executive medical insurance premiums	$35,581	$35,581	$35,581	$35,581	$35,581

Long-term care insurance premiums	$4,049	$4,922	$3,917	$3,238	$1,276

Club dues	$-	$-	$2,728	$-	$9,345

Parking allowance	$-	$842	$-	$-	$-

Total	$77,981	$106,146	$76,456	$72,686	$68,904

Named Executive Officers are required to reimburse us for the actual incremental cost for their personal use of our private airplane service. As such, it is not deemed to be a perquisite.

(6)	Brian J. Ratner became a Named Executive Officer in 2007.
We entered into employment agreements with Charles A. Ratner, James A. Ratner and Ronald A. Ratner effective February 1, 2005, providing for annual salaries of $500,000, $450,000 and $450,000, respectively. These agreements are automatically renewable for one-year terms unless otherwise terminated.
The employment agreements for Charles A. Ratner, James A. Ratner and Ronald A. Ratner provide that upon the death of such officer, their beneficiary will receive an annual death benefit for five years equal to their annual base salary at time of death.
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EXECUTIVE COMPENSATION TABLES (continued)
For a discussion of the terms of the awards in the following table, see Compensation Discussion & Analysis beginning on page 17.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity
		Incentive Awards (1)
					All Other Stock	All Other Options	Exercise or	Grant Date
					Awards: Number of	Awards: Number of	Base Price	Fair Value
					Shares of Stock or	Securities Underlying	of Option	of Stock and
Name	Grant Date	Threshold	Target	Maximum	Units	Options	Option Awards	Awards
		($)	($)	($)	(#)	(#)	($/Sh) (2)	($) (3)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Charles A. Ratner	3/29/2007	$-	$-	$-	-	40,000	$65.35	$686,000
	STIP	$275,625	$350,000	$700,000	-	-	$-	$-
	LTIP	$672,750	$1,287,000	$2,047,500	-	-	$-	$-

Thomas G. Smith	3/29/2007	$-	$-	$-	2,500	-	$-	$163,375
	3/29/2007	$-	$-	$-	-	25,200	$65.35	$432,180
	STIP	$208,250	$297,500	$595,000	-	-	$-	$-
	LTIP	$569,250	$1,089,000	$1,732,500	-	-	$-	$-

James A. Ratner	3/29/2007	$-	$-	$-	-	25,200	$65.35	$432,180
	STIP	$250,031	$315,000	$630,000	-	-	$-	$-
	LTIP	$603,750	$1,155,000	$1,837,500	-	-	$-	$-

Ronald A. Ratner	3/29/2007	$-	$-	$-	-	25,200	$65.35	$432,180
	STIP	$250,031	$315,000	$630,000	-	-	$-	$-
	LTIP	$603,750	$1,155,000	$1,837,500	-	-	$-	$-

Brian J. Ratner	3/29/2007	$-	$-	$-	-	15,000	$65.35	$257,250
	STIP	$75,321	$160,685	$321,368	-	-	$-	$-
	LTIP	$310,156	$593,343	$943,955	-	-	$-	$-

(1)
The amounts shown in columns (c), (d) and (e) relate to the STIP cash award earned under the Executive Bonus Plan during 2007 to be paid in 2008 and the cash LTIP award earned in 2007 for the 2004-2007 strategic plan cycle to be paid in 2008. The STIP award threshold amounts shown in column (c) reflect the minimum payment level, which is 75% of the target award for EBDT, 100% for Total Return and 0% for individual goals. The maximum amounts shown in column (e) reflect 200% of target.

The LTIP award threshold amounts shown in column (c) reflect the minimum payment level, which is 75% of the target award for EBDT and 40% of the target award for Total Return. The maximum amounts shown in column (e) reflect EBDT at 200% of the target award and Total Return at 150% of the target award.

The actual amounts earned by each executive are disclosed in the Summary Compensation Table.

(2)	The exercise price of the stock options granted on March 29, 2007 was equal to the closing market price of the underlying stock on the date of grant.

(3)
The grant-date fair value of the options ($17.15 per share) was computed using the Black-Scholes option-pricing model. The assumptions used in the fair value calculations are described in Footnote O, “Stock-Based Compensation”, to our consolidated financial statements for the year ended January 31, 2008, which are included in our Annual Report on Form 10-K filed with the SEC on March 31, 2008.

(continued on next page)

EXECUTIVE COMPENSATION TABLES (continued)
Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

	Number of Securities	Number of Securities				Number of Shares	Market Value of
	Underlying Unexercised	Underlying Unexercised				or Units of Stock	Shares or Units of
	Options Exercisable as of	Options Unexercisable as of		Option	Option	That Have Not	Stock That Have
Name	January 31, 2008	January 31, 2008		Exercise Price	Expiration Date	Vested	Not Vested
	(#)	(#)		($)		(#)	($) (6)

(a)	(b)	(c)		(e)	(f)	(g)	(h)

Charles A. Ratner	43,200	-		$15.50	3/17/2013	-	$-
	10,000	30,000	(1)	$31.75	4/6/2015	-	$-
	-	40,000	(2)	$46.37	4/4/2016	-	$-
	-	40,000	(3)	$65.35	3/29/2017	-	$-

Thomas G. Smith	6,300	18,900	(1)	$31.75	4/6/2015	-	$-
	-	25,200	(2)	$46.37	4/4/2016	-	$-
	-	25,200	(3)	$65.35	3/29/2017	-	$-
	-	-		$-	-	3,000 (4)	$119,550
	-	-		$-	-	2,500 (5)	$99,625

James A. Ratner	27,000	-		$15.50	3/17/2013	-	$-
	6,300	18,900	(1)	$31.75	4/6/2015	-	$-
	-	25,200	(2)	$46.37	4/4/2016	-	$-
	-	25,200	(3)	$65.35	3/29/2017	-	$-

Ronald A. Ratner	27,000	-		$15.50	3/17/2013	-	$-
	6,300	18,900	(1)	$31.75	4/6/2015	-	$-
	-	25,200	(2)	$46.37	4/4/2016	-	$-
	-	25,200	(3)	$65.35	3/29/2017	-	$-

Brian J. Ratner	16,200	-		$15.50	3/17/2013	-	$-
	3,750	11,250	(1)	$31.75	4/6/2015	-	$-
	-	15,000	(2)	$46.37	4/4/2016	-	$-
	-	15,000	(3)	$65.35	3/29/2017	-	$-

(1)	Stock options vest 25% on April 6, 2007, 25% on April 6, 2008, and 50% on April 6, 2009.

(2)	Stock options vest 25% on April 4, 2008, 25% on April 4, 2009, and 50% on April 4, 2010.

(3)	Stock options vest 25% on March 29, 2009, 25% on March 29, 2010, and 50% on March 29, 2011.

(4)	Restricted stock vest 25% on April 4, 2008, 25% on April 4, 2009, and 50% on April 4, 2010.

(5)	Restricted stock vest 25% on March 29, 2009, 25% on March 29, 2010, and 50% on March 29, 2011.

(6)	The market value of shares reported in column (h) is based on the closing market price of our Class A Common Stock on January 31, 2008 of $39.85.
Option Exercises and Stock Vested

	Option Awards		Stock Awards

	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting
	(#)	(#)	(#)	($)

(a)	(b)	(c)	(d)	(e)

Charles A. Ratner	-	$-	-	$-
Thomas G. Smith	46,372	$2,272,846	-	$-
James A. Ratner	-	$-	-	$-
Ronald A. Ratner	-	$-	-	$-
Brian J. Ratner	-	$-	-	$-

EXECUTIVE COMPENSATION TABLES (continued)
Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in Last	Earnings in Last	Withdrawals/	Balance at Last
Name	Last FY	FY	FY	Distributions	FYE
	($) (1)	($) (2)	($) (3)	($)	($) (4)

(a)	(b)	(c)	(d)	(e)	(f)

Charles A. Ratner	$-	$10,000	$34,947	$-	$591,031
Thomas G. Smith	$46,154	$50,000	$154,523	$-	$2,645,746
James A. Ratner	$-	$10,000	$28,988	$-	$491,440
Ronald A. Ratner	$91,346	$10,000	$62,947	$-	$1,084,883
Brian J. Ratner	$-	$5,000	$7,282	$-	$126,779

(1)
The Named Executive Officers may elect to defer a portion of their annual salary, bonus or short-term incentive compensation, up to a maximum of $100,000 per year, under our deferred compensation plan for executives. Amounts deferred under this plan earn interest at a rate equal to the average of the Moody’s Long-Term Corporate Bond Yields for Aaa, Aa and A, plus .5%. The rate is updated every calendar quarter using the first published Moody’s rates of the new quarter. Interest rates ranged from 6.14% to 6.51% during the last fiscal year. Interest is credited to the executives’ accounts biweekly and compounded quarterly. The amount reported in column (c) is also reported in the Summary Compensation Table.

(2)
The Named Executive Officers participate in an unfunded nonqualified supplemental retirement plan for a select group of executives and other members of management. The plan provides for the accrual of a discretionary contribution by us to the executive’s account plus interest on the account balance. The amounts in column (c) represent the accrual of the contribution during the fiscal year. These amounts are also reported in column (i) of the Summary Compensation Table. Our contribution and interest are credited as of February 1 of each year. The interest is computed on the beginning-of-year account balance at a rate equal to the average of the quarterly rates for the prior four calendar quarters used in our deferred compensation plan for executives (see note 1), i.e., the average of the Moody’s Long-Term Corporate Bond Yields for Aaa, Aa and A, plus .5%. The interest rate used for the last fiscal year was 6.36%. Participants in the plan become 50% vested in the accumulated benefits after 10 years of service and then 10% after each of the next five years of service until becoming 100% vested after 15 years of service. All of the Named Executive Officers are 100% vested. Benefits are payable in installments over a 10-year period upon the later of the date of termination or the attainment of age 60.

(3)	The amount of earnings reported in column (d) that are deemed to be above-market earnings are reported in column (h) of the Summary Compensation Table.

(4)
Prior years’ accumulation of executive contributions and our contributions included in column (f) have been reported in prior years’ Summary Compensation Tables to the extent these Named Executive Officers were required to be disclosed. Accumulated earnings from prior years included in column (f) have not been reported in prior years’ Summary Compensation Tables.

Equity Compensation Plan Information
The information presented in the following table is as of January 31, 2008.

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price	available for future issuance under
	exercise of	of outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding securities reflected
Plan category	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders (1)	3,645,989	$40.30	2,865,060
Equity compensation plan not approved by security holders (2)	10,580	-	-
Total	3,656,569		2,865,060

(1)
Our 1994 Stock Plan (the “Plan”) was approved by the shareholders in 1994 and was last amended and restated by shareholder approval on June 21, 2005. The Plan is administered by the Compensation Committee of the Board of Directors. Under the Plan, we may award Class A stock options, restricted shares and restricted stock units to our employees and nonemployee directors. The maximum number of shares that may be awarded under the Plan is 11,750,000. The maximum award to an individual during any calendar year is 400,000 stock options and 225,000 restricted shares or units. Anti-dilution provisions in the Plan adjust the share maximums, outstanding awarded options and related exercise prices for stock splits or stock dividends. Each option grant has a maximum term of 10 years. Vesting schedules are determined by the Compensation Committee for each award and no vesting occurs during the first year following the date of grant.

(2)	This represents phantom shares of Class A Common Stock accumulated by our nonemployee directors under the Deferred Compensation Plan for Nonemployee Directors. The Plan is described on page 7.

Certain Relationships and Related Transactions
We require each of our directors and executive officers to complete a questionnaire on an annual basis, which includes questions regarding related persons transactions. In addition, we have a formal policy with respect to related party transactions that requires the Corporate Governance and Nominating Committee to review and approve any transaction greater than $120,000 in which we were or will be a participant and in which a related person had or will have a direct or indirect material interest. Related persons include any of our senior officers, directors or nominees for director and their immediate family members, any shareholder owning in excess of 5% of our Common Stock or an entity in which any of the foregoing has a substantial ownership interest. In reviewing and approving the transaction, the Corporate Governance and Nominating Committee considers, among other things, if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. All related party transactions are disclosed to the full Board of Directors and we disclose any related party transaction in which we or the related person had direct or indirect material interest in our proxy statement.
The Corporate Governance and Nominating Committee reviewed, approved or ratified all related party transactions described in this proxy statement.
Transactions with RMS Investment Corp.: We paid approximately $237,000 as total compensation during 2007 to RMS Investment Corp. (“RMSIC”), a company engaged in property management and leasing, controlled by the four children of Charles A. Ratner (our President, Chief Executive Officer and Director), the two children of James Ratner (our Executive Vice President and Director), the two children of Ronald Ratner (our Executive Vice President and Director), Deborah Ratner Salzberg (President - Forest City Washington, Inc. and our Director), Brian J. Ratner (our Executive Vice President and Director), the four children of Ruth Miller (deceased sister of Albert B. Ratner) and Samuel H. Miller (a Co-Chairman of our Board of Directors) as Trustee. RMSIC manages and provides leasing services to our Cleveland-area specialty retail shopping center, Golden Gate, which has 362,000 square feet. The rate of compensation for such services is four percent of all tenant rentals, plus a lease fee of three to four percent of rental income. Management believes these fees are comparable to that which other management companies would charge.
Employment Agreements: We entered into employment agreements with Albert B. Ratner and Samuel H. Miller, Co-Chairmen of the Board of Directors, effective January 1, 1999, which provide for an annual salary of $475,000 and $425,000, respectively. Effective November 9, 2006, we entered into an employment agreement with Bruce C. Ratner, our Executive Vice President and Director, which provides for an annual salary of $450,000. The employment agreements are renewable annually. Although Albert B. Ratner and Samuel H. Miller do not participate in a formal bonus plan, an annual bonus may be awarded on a discretionary basis. Bruce C. Ratner is eligible to receive a bonus and equity-based awards commensurate with other senior management executives. During the year ended January 31, 2008, Albert B. Ratner, Samuel H. Miller and Bruce C. Ratner received salaries and bonuses of $775,000, $725,000 and $900,000, respectively. Each of the foregoing individuals is also eligible for benefits and perquisites on the same basis as other senior management.
Family Relationships: Deborah Ratner Salzberg, the daughter of Albert B. Ratner and sister of Brian J. Ratner, is a Director and employed as President of Forest City Washington, Inc., one of our subsidiaries. During the year ended January 31, 2008, Deborah Ratner Salzberg earned salary of $324,442, annual incentive (STIP) of $165,750, and long-term incentive (LTIP) of $783,151. She is also eligible for benefits, perquisites and equity awards on the same basis as other senior management. Kevin L. Ratner and Jonathan Ratner, sons of Charles A. Ratner, are employed as President of Forest City Residential West, Inc., one of our subsidiaries, and as Vice President–Sustainability Initiatives of Forest City Rental Properties Corporation, one of our subsidiaries, respectively. Additionally, Richard Greenspan, the son-in-law of Charles A. Ratner, is employed by Forest City Ratner Companies as a Project Manager. None of these individuals is an executive officer of the Company. The compensation, perquisites and benefits provided to these individuals are substantially comparable to those provided to other employees with similar qualifications, responsibilities and experience. During the year ended January 31, 2008 the total aggregate compensation paid to these three individuals did not exceed the total compensation paid to any of our Named Executive Officers.
Transactions With Bruce C. Ratner and His Affiliates: During the year ended January 31, 2007, we entered into a Master Contribution and Sale Agreement (the “Master Contribution Agreement”) with Bruce C. Ratner pursuant to which the parties agreed to restructure their ownership interest in a total of 30 retail, office and residential operating properties and certain service companies that were owned jointly by us and Bruce C. Ratner. Pursuant to the Master Contribution Agreement, Bruce C. Ratner, certain individuals and entities affiliated with Bruce C. Ratner (“BCR Entities”) and certain entities affiliated with Forest City (“FCE Entities”) contributed their interests in these operating properties and service companies to Forest City Master Associates III, LLC (“Master III”), a newly formed limited liability company that is owned jointly by the FCE Entities and the BCR Entities but is controlled by us. We also agreed with Bruce C. Ratner to a method for valuing and possibly restructuring seven properties that are being developed. Each of these development projects will remain owned jointly until the individual development project has been completed. When each of these development projects achieves “stabilization,” it will be valued, either by negotiation, through arbitration or by obtaining a bona fide third-party offer. Once each project’s value has been determined, we may, in our discretion, cause that project to be contributed to Master III in exchange for additional units, sold to Master III for cash, sold to the third party, or remain jointly owned by us and Bruce C. Ratner.

In connection with the Master Contribution Agreement, the parties and their respective affiliates, also entered into several additional related agreements, including the Master III Operating Agreement, a Registration Rights Agreement and a Tax Protection Agreement. Under the Master III Operating Agreement, we issued Bruce C. Ratner and the BCR Entities 3,894,232 Class A Common Units in Master III. During 2007, Bruce C. Ratner and the BCR Entities received an annual preferred payment of $2,452,444 plus dividends of $1,147,529 on the Class A Common Units. On November 7, 2007, we filed a Form S-3 registration statement with the Securities and Exchange Commission to register 3,894,232 shares of our Class A Common Stock that may be issued to the BCR Entities upon exchange of their Class A Common Units, as required by the Registration Rights Agreement. We paid all of the expenses associated with registering these shares.
Under the Tax Protection Agreement, we will indemnify certain people, including Bruce C. Ratner and members of Bruce C. Ratner’s family, against taxes payable by them by reason of the subsequent sale of certain properties by Master III. No indemnification would be due in the event of a tax-deferred exchange of property. We also will provide these parties with guaranty opportunities in the event that the debt secured by the contributed properties falls below certain levels. The development properties are not covered by the Tax Protection Agreement. In addition, certain of the operating properties contributed to Master III will not be covered by the Tax Protection Agreement if they are sold within specified time frames. The tax protection period ends on the earlier of (i) 12 years following the closing, (ii) conversion of the Class A Common Units, (iii) death of the protected party and (iv) taxable transfer of the Class A Common Units.
The seven development properties continue to be owned or otherwise pursued jointly by the relevant FCE Entities and BCR Entities and are being developed on the same terms and conditions provided for in their existing operating agreements. The operating agreements generally require the FCE Entities to provide all equity contributions for the properties and entitle the FCE Entities to a preferred return on the outstanding balance of such advances prior to the BCR Entities sharing in cash contributions. The operating agreements also provide that the BCR Entities will receive a development fee equal to one and one-half percent (1.5%) of the adjusted development cost upon completion of the project. During 2007, the BCR Entities received approximately $46,312,000 in cash distributions related to development fees, operating distributions and refinancing distributions from two of the development properties pursuant to the terms of the respective operating agreements.
Additionally, Bruce C. Ratner and entities affiliated with him received approximately $3,850,000 in cash distributions with respect to two properties sold prior to the parties entering into the Master Contribution Agreement that were structured as Section 1031 tax deferred exchanges under the Internal Revenue Code.
Non-Compete Agreements: Under our current policy, no director, officer or employee, including members of the Ratner, Miller or Shafran families, is allowed to invest in a competing real estate opportunity without first obtaining approval of the Audit Committee. We currently do not have non-compete agreements with any of our directors, officers and employees other than Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Bruce C. Ratner who entered into non-compete agreements on November 9, 2006. Upon leaving us, any other director, officer or employee could compete with us.
Notwithstanding our policy, we permit our principal shareholders who are officers or employees to own, alone or in conjunction with others, certain commercial, industrial and residential properties that may be developed, expanded, operated and sold independently of our business. The ownership of these properties by these principal shareholders makes it possible that conflicts of interest may arise between them and us. Although we do not anticipate any conflicts, areas of possible conflict may be in the development or expansion of properties that may compete with us or the solicitation of tenants for the use of such properties. We were informed by these principal shareholders in 1960 that, except for these properties, they would engage in all business activities of the type conducted by us only through and on behalf of us as long as they were employed by us. This would not preclude them from making personal investments in real estate on which buildings and improvements have been completed prior to such investments.
Pursuant to his employment agreement, Bruce C. Ratner agreed that during his employment with us, and for a two year period following thereafter, he will not engage in any activity that competes with our business. If we terminate Bruce C. Ratner’s employment without cause, the two year period will be reduced to one year. Bruce C. Ratner also agrees that he will not directly or indirectly induce any of our employees, or any of our affiliates, to terminate their employment or other relationships with us and will not employ or offer employment to any person who was employed by us or our subsidiaries unless such person has ceased to be employed by us or our affiliates for a period of at least one year. Bruce C. Ratner owns, and will continue to own, a certain property that was not transferred to us. This property may be managed, developed, expanded, operated and sold independently of our business. Should Bruce C. Ratner sell the property, he may purchase additional property, to effectuate a Section 1031 tax deferred exchange under the Internal Revenue Code, with the prior approval of the Audit Committee. Except for this property, any potential purchase of property to effect a tax-deferred transaction or any transaction approved by the Audit Committee, Bruce C. Ratner will engage in all business activities of the type conducted by us only through and on behalf of us, as long as he is employed by us.

Section 16(a) Beneficial Ownership Reporting/Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and owners of more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of ours. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).
To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended January 31, 2008, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for Brian J. Ratner who missed a Form 4 filing due to the late communication by a third-party regarding a sales transaction made on behalf of his college aged children; Abraham Miller, a general partner of RMSLP, who filed a late Form 4 due to the late communication by a third-party regarding a sales transaction made on his behalf; and Joseph Shafran, a general partner of RMSLP, who missed a Form 5 filing as a result of the late communication by a third party regarding gifts he made.
Audit Committee Report
In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the accounting, financial reporting, data processing, regulatory and internal control environments.
The Audit Committee has received and reviewed the written disclosures and letter of independence from PricewaterhouseCoopers, LLP, Forest City’s independent registered public accounting firm, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PricewaterhouseCoopers, LLP their independence. The Audit Committee has also considered whether the provision of other non-audit services provided to Forest City by PricewaterhouseCoopers, LLP are compliant with maintaining their independence.
The Audit Committee has discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of Forest City’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, “Communication with Audit Committees”), as amended by SAS No. 90 and other regulations.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Forest City’s audited financial statements as of and for the year ended January 31, 2008, and management’s report on the design and effectiveness of our internal controls over financial reporting as of January 31, 2008. In addition, the Committee discussed with the independent registered public accounting firm any significant deficiencies in Forest City’s internal controls over financial reporting identified as a result of the firm’s audit of Forest City’s internal controls.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s report on the design and effectiveness of internal controls over financial reporting be included in Forest City’s Annual Report on Form 10-K for the year ended January 31, 2008, filed with the SEC.

Michael P. Esposito, Jr. (Chairman)	Jerry V. Jarrett	Stan Ross
The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference and shall not otherwise be deemed filed under such acts.

Proposal to Approve the Forest City Enterprises, Inc. 1994 Stock Plan
(As Amended and Restated as of June 19, 2008)
General
The Forest City Enterprises, Inc. 1994 Stock Option Plan (“Original Plan”) was approved by the Company’s shareholders on June 14, 1994. On June 11, 2003, the shareholders approved the 1994 Stock Option Plan, as Amended, increasing the shares of the Company’s Class A Common Stock (“Shares”) available by 2,500,000 to 5,875,000. The Forest City Enterprises Inc. 1994 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004) was approved by shareholders at the 2004 Annual Meeting. The 1994 Plan (As Amended and Restated as of June 21, 2005) was approved by shareholders at the 2005 Annual Meeting and has been further amended by Amendment No. 1 and Amendment No. 2 thereto (the “Current Plan”).
In order to continue the Company’s ability to attract and retain employees and Nonemployee Directors, the Board of Directors of the Company (“Board”) approved amendments to the Current Plan by adopting the 1994 Stock Plan (As Amended and Restated as of June 19, 2008) (the “Amended Plan”), subject to shareholder approval. The principal changes from the Current Plan are to (i) increase the Shares available by 1,000,000, (ii) redefine and supplement the performance criteria in the definition of Management Objectives, (iii) add Performance Shares and (iv) increase the cap on the number of shares that can be issued as Restricted Shares, or in payment of Restricted Stock Units or Performance Shares to an aggregate of 2,500,000. These changes will afford the Compensation Committee of the Board of Directors (“Compensation Committee”) more flexibility in structuring awards. As discussed below, the Amended Plan is intended to satisfy specific requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).
A summary description of the Amended Plan is set forth below. The full text of the Amended Plan is annexed to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to Exhibit A.
Summary Of Changes
Available Shares. The Current Plan provided for 5,875,000 Shares. This amount was increased to 11,750,000 pursuant to the adjustments section of the Current Plan upon a two-for-one stock split on July 11, 2005. The Amended Plan increases the number of Shares to 12,750,000. As of April 21, 2008, 8,929,823 Shares have been issued, 3,942,698 Shares are subject to outstanding awards and 2,820,177 Shares remain available for use under the Current Plan.
Management Objectives. The Current Plan provides measurable performance objectives (“Management Objectives”) applicable to any “qualified performance-based award” to a “covered employee” (as those terms are defined in Section 162(m) of the Code) which must be based on specified levels of growth in or relative to prior company performance in one or more of a list of 12 criteria. The Amended Plan redefines and supplements the performance criterias, as further described below.
Performance Shares. The Amended Plan gives the Compensation Committee the flexibility to grant awards of Performance Shares, as well as Option Rights, Restricted Shares, Restricted Stock Units and Appreciation Rights which are available for award under the Current Plan. The Current Plan does not provide for Performance Shares.
Termination. The Amended Plan provides that it will terminate ten years after the date of shareholder approval, i.e., June 19, 2018.
Summary Of The Amended Plan
General. Under the Amended Plan, the Compensation Committee is authorized to make awards of Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights and Performance Shares. The terms applicable to awards of the various types, including those terms that may be established by the Compensation Committee when making or administering particular awards, are set forth in detail in the Amended Plan.
Shares Available Under the Amended Plan. Subject to adjustment as provided in the Amended Plan, the number of Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares (and released from substantial risk of forfeiture), (iii) upon vesting of Restricted Stock Units or (iv) in payment of Performance Shares that have been earned under the Amended Plan may not exceed 12,750,000 in the aggregate. Such Shares may be Shares of original issuance or treasury shares or a combination of both.
The Amended Plan provides that only Shares covering awards that expire or are forfeited will again be available for issuance under the Amended Plan. Shares covered by an award granted under the Amended Plan will not be counted as used unless and until they are actually issued and delivered to a grantee. If any portion of the benefit provided by an award granted under the Amended Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash be available for issue or transfer under the Amended Plan. Shares tendered in payment of the Option Price of a Option Right will not be added to the aggregate plan limit. Shares withheld by the Company to satisfy tax withholding obligations will not be added to the aggregate plan limit. Shares that are repurchased by the Company with Option Right proceeds will not be added to the aggregate plan limit. All Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares will be considered issued or transferred pursuant to the Amended Plan.

Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of Shares available under the Amended Plan, the Amended Plan provides for the following specific limits, subject to adjustment as provided in the Amended Plan: (i) the aggregate number of Shares actually issued and transferred by the Company upon the exercise of an Incentive Stock Option will not exceed 12,750,000; (ii) no grantee may be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 400,000 Shares during any calendar year; (iii) the aggregate number of Shares that may be granted to an individual grantee as Restricted Shares or Restricted Stock Units in any calendar year is 225,000 Shares; and (iv) the number of Shares issued as Restricted Shares (after taking forfeiture into account) or in payment of Restricted Stock Units or Performance Shares will not in the aggregate exceed 2,500,000 and (v) no grantee will be granted qualified performance-based awards, in the aggregate, for more than 100,000 Shares in any calendar year.
Eligibility. Nonemployee Directors, officers, including officers who are members of the Board, and other employees of the Company and its subsidiaries, may be selected by the Compensation Committee to receive benefits under the Amended Plan.
Option Rights. The Compensation Committee may grant Option Rights, which entitle the optionee to purchase a specified number of Shares at a price not less than the market value on the date of grant. The option price is payable in cash, by the transfer to the Company of nonforfeitable unrestricted Shares owned by the optionee for at least six months having a value at the time of exercise equal to the option price, by any other legal consideration the Compensation Committee may deem appropriate, or by a combination of such payment methods. To the extent permitted by law, any grant of Option Rights may provide for the deferred payment of the option price on the sale of some or all of the Shares obtained from the exercise. The Compensation Committee may condition the exercise of Option Rights on the achievement of Management Objectives.
Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof (“Nonqualified Stock Options”). Incentive Stock Options may only be granted to grantees who are officers or other key employees of the Company or any of its subsidiaries.
No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability or a change of control of the Company or similar event. The Amended Plan defines retirement as termination of employment with the Company or a subsidiary after age 65 or older and after five or more years of continuous service with the Company or a subsidiary of the Company (“Retirement”). Unless otherwise determined by the Compensation Committee at the date of grant, the Option Rights will immediately become exercisable upon the Retirement of the grantee and will remain exercisable until ten years from the date of grant. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. The Compensation Committee may not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without further approval of the shareholders.
Restricted Shares. An award of Restricted Shares involves the immediate transfer by the Company to a grantee of ownership of a specific number of Shares in consideration of the performance of services. The grantee is entitled immediately to voting, dividend and other ownership rights in such Shares, but the Compensation Committee may require that any dividends be automatically deferred and reinvested in additional Restricted Shares. The grant or sale of Restricted Shares may be made without additional consideration or in consideration of a payment by the grantee that is less than current market value per share, as the Compensation Committee may determine.
Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Compensation Committee on the date of grant. An example would be a provision that the Restricted Shares would be forfeited if the grantee ceased to serve the Company as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of Retirement, death or disability of the grantee or a change in control of the Company. Unless otherwise determined by the Compensation Committee at the date of grant, the Restricted Shares will immediately become nonforfeitable upon the Retirement of the Grantee. Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Shares. Any such grant must also specify, with respect to such Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.
Restricted Stock Units. An award of Restricted Stock Units constitutes an agreement by the Company to deliver Shares or cash to the grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral period as the Compensation Committee may specify. Awards of Restricted Stock Units may be made without additional consideration or in consideration of a payment by the grantee that is less than the market value per share at the date of grant. Restricted Stock Units must be subject to a deferral period, as determined by the Compensation Committee at the date of grant, except that the Compensation Committee may provide for the earlier termination of such period in the event of Retirement, death or disability of the grantee or of a change in control of the Company. Unless otherwise determined by the Compensation Committee at the date of grant, the Deferral Period will immediately lapse upon the Retirement of the Grantee. Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the deferral period. Any such grant must also specify, with respect to such Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.
During the deferral period, the grantee has no right to transfer any rights under his or her award, has no rights of ownership in the Restricted Stock Units and no right to vote them. Each grant or sale of Restricted Stock Units will specify the time and manner of payments of Restricted Stock Units that have been earned. Any grant or sale may specify the amount payable with respect to the Restricted Stock Units may be paid by the Company in cash, Shares or any combination of cash and Shares. The right to elect among alternative may either be granted to the grantee or retained by the Compensation Committee.
Appreciation Rights. Appreciation Rights represent the right to receive from the Company an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Appreciation Rights and the market value of the Shares on the date the Appreciation Rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and requires that the related Option Right be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Shares on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of Retirement, death or disability of the grantee or a change in control of the Company) and may not be exercisable more than ten years from the date of grant. Unless otherwise determined by the Compensation Committee at the date of grant, the Free-standing Appreciation Rights will immediately become exercisable upon the Retirement of the Grantee and will remain exercisable until 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company on exercise of an Appreciation Right may be paid in cash, in Shares or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.
Performance Shares. A Performance Share is a bookkeeping equivalent to one Share. Under a grant of Performance Shares, the Compensation Committee identifies one or more management objectives that must be met within a specified period of at least three years. The specified performance period may be subject to earlier termination in the event of Retirement, death or disability of the recipient or a change in control of the Company. The Compensation Committee must also establish a minimum level of acceptable achievement for the grantee. If, by the end of the performance period, the grantee has achieved the specified management objectives, the grantee will be deemed to have fully earned the Performance Shares. If the grantee has not achieved the management objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the grantee earns a portion of the Performance Shares in accordance with a predetermined formula. Each grant of Performance Shares will specify the time and manner of the payment of Performance Shares that have been earned. Such payment will be made in Shares. Any grant of Performance Shares may specify that the number of Shares issued in payment of Performance Shares that have been earned may not exceed maximums specified by the Compensation Committee on the date of grant.
Management Objectives. The Compensation Committee must establish Management Objectives for grantees who receive awards of Performance Shares and may also establish Management Objectives for grantees who receive awards of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights. Such Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual grantee or the division, subsidiary, department, region or function within the Company or a subsidiary in which the grantee is employed. The Management Objectives may be relative to the performance of other companies or an index. The Management Objectives applicable to any “qualified performance-based award” award to a “covered employee” within the meaning of Section 162(m) of the Code will be based on specified levels of, or growth in, one or more of the following criteria:
(1)	Assets (e.g., net asset value);

(2)	Capital (e.g., working capital);

(3)
Cash Flow (e.g., EBDT [earnings before depreciation, amortization and deferred taxes], operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment);

(4)	Liquidity measures (e.g., total debt ratio or debt-to-EBDT);

(5)	Margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues);

(6)	Productivity (e.g., productivity improvement);

(7)
Profits (e.g., net income, operating income, EBT [earnings before taxes], EBIT [earnings before interest and taxes], EBDT, residual or economic earnings, earnings or EBDT per share – these profitability criteria could be measured subject to GAAP definitions);

(8)	Sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and

(9)	Stock price (e.g., stock price appreciation or total shareholder return).
In addition to the returns and ratios mentioned above, the Management Objectives may be based on any other ratios or returns using the criteria mentioned above, including:
(1)	economic value added;

(2)	net asset ratio;

(3)	debt-to-capital ratio;

(4)	working capital divided by sales; and

(5)	profits or cash flow returns on: assets, designated assets, invested capital, net capital employed or equity, including:
(a)	return on net assets;

(b)	return on capital or invested capital; or

(c)	total return, meaning change in net asset value plus or minus net cash flow.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a “qualified performance-based award” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms of a plan’s performance goals must be approved by the Company’s shareholders and that such terms be reapproved by the Company’s shareholders every five years. In order to continue to make awards to a recipient who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code under a plan that will meet the requirements of Section 162(m), the Amended Plan’s Management Objectives are being submitted to the Company’s shareholders for reapproval. In the event that such approval is not obtained, no awards subject to the shareholder reapproval requirement under Section 162(m) will be made.
Transferability. Unless the Compensation Committee determines that transfers can be made to members of a grantee’s immediate family as explained below, no Option Right, Restricted Share, Restricted Stock Unit, Appreciation Right or Performance Share under the Amended Plan is transferable by a grantee other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, only the grantee (or the grantee’s guardian or legal representative in the event of the grantee’s legal incapacity) may exercise Option Rights or Appreciation Rights during the grantee’s lifetime.
The Compensation Committee may specify that part or all of the Shares that are (i) to be issued or transferred by the Company upon exercise of Option Rights or Appreciation Rights or upon payment under any grant of Restricted Stock Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer in the case of Restricted Shares, will be subject to further restrictions on transfer.
The Compensation Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units, Stock Appreciation Rights or Performance Shares may be transferable by a grantee, without payment of consideration therefor by the transferee, only to any one or more members of the grantee’s immediate family; provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee will be subject to the same terms and conditions hereunder as the grantee. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent of the voting interests.
Adjustments. The Compensation Committee must make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares granted hereunder, in the price per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of grantees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment must be made to the extent that such adjustment would cause an award to violate the provisions of Section 409A of the Code. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. The Compensation Committee shall also make or provide for such adjustments in the numbers of Shares specified in Shares available limits set further in the Amended Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any such adjustment to the number specified in the limit with respect to Incentive Stock Options will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to qualify.
Administration. The Amended Plan will be administered by a Compensation Committee of the Board (or subcommittee thereof) consisting of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “Nonemployee Director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code.
A majority of the Compensation Committee will constitute a quorum, and the acts of the members of the Compensation Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Compensation Committee in writing, will be the acts of the Compensation Committee. Subject to the provisions of the Amended Plan, the Compensation Committee may interpret the Amended Plan and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Amended Plan by the Compensation Committee shall be final and conclusive.
Within the limits of the provisions of the Amended Plan, the Compensation Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of Shares subject to each award under the Amended Plan; provided that, if the award is an Incentive Stock Option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares or Restricted Stock Units) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Amended Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Compensation Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Compensation Committee on all matters regarding the Amended Plan shall be final and conclusive.
Duration. No grant under the Amended Plan may be made more than ten years from the Amended Plan is approved by the shareholders, but all grants made on or before the tenth anniversary will continue in effect after that date subject the terms of those grants and the Amended Plan.
Amendment and Termination. The Amended Plan may be amended from time to time or suspended or terminated by the Compensation Committee. However, any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Compensation Committee may amend the Amended Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
General. The closing price of the Shares on April 21, 2008, on the New York Stock Exchange was $36.01 per Share.

Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 2008. This summary is not intended to be complete and does not describe state or local tax consequences.
Tax Consequences to Grantees
Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Nonqualified Stock Option is granted; (ii) at the time of exercise of a Nonqualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of Shares acquired pursuant to the exercise of a Nonqualified Stock Option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either a short-term or long-term capital gain (or loss) depending on how long the Shares have been held.
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in an alternative minimum tax liability. If Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the grantee generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period.
Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the grantee for such Restricted Shares) at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Code Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the grantee.
Restricted Stock Units. A grantee will not recognize income upon the grant of Restricted Stock Units. Any subsequent transfer of unrestricted Shares in satisfaction of such grant will generally result in the grantee recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the Shares covered by the award.
Appreciation Rights. No income will be recognized by a grantee in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the grantee normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.
Performance Shares. No income generally will be recognized upon the grant of Performance Shares. Upon payment in respect of the earn-out of Performance Shares, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of any nonrestricted Shares received.
Tax Consequences to the Company or Subsidiary
To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the grantee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the Amended Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the grantees. The Amended Plan and any grants made under the Amended Plan shall be administered in a manner consistent with this intent. Any reference in the Amended Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a grantee nor any of a grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Amended Plan and grants under the Amended Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a grantee or for a grantee’s benefit under the Amended Plan and grants under the Amended Plan may not be reduced by, or offset against, any amount owing by the grantee to the Company or any of its affiliates.
If, at the time of a grantee’s separation from service (within the meaning of Section 409A of the Code) (1) the grantee shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (2) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.
Notwithstanding any provision of the Amended Plan and grants under the Amended Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Amended Plan and grants under the Amended Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Amended Plan and grants under the Amended Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold the grantee harmless from any or all of such taxes or penalties.
Required Vote
The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company present or represented at the meeting is required for the proposed amendment and restatement. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal and that such vote will be sufficient to approve such proposal.
The Board of Directors recommends that shareholders vote FOR this proposal.
Proposal to Approve the Forest City Enterprises, Inc.
Executive Short-Term Incentive Plan
(As Amended and Restated as of June 19, 2008)
Background
Section 162(m) of the Internal Revenue Code (the “Code”) generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.”
On April 7, 2008, the Compensation Committee approved an amendment and restatement of the STIP to comply with the performance-based compensation exception to Section 162(m) of the Code. Shareholders must approve the amended and restated STIP in order for performance awards granted in fiscal year 2008 and later to comply with the performance-based compensation exception. In the event that our shareholders do not approve the STIP, no performance awards will be made under the plan in fiscal year 2008 and later. Nonetheless, we retain the discretion to make awards outside of the STIP without regard to whether such awards would be deductible under Section 162(m).
Summary of the STIP
The purpose of the STIP is to advance our interests and those of our shareholders and assist us in attracting and retaining executive officers and key employees by providing incentives and financial rewards to them that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. The principal features of the STIP are summarized below. The following summary of the STIP is qualified in its entirety by reference to the full text of the plan document, a copy of which is attached as Exhibit B to this proxy statement.
Administration; Amendment and Termination. The STIP is administered by our Compensation Committee, which has broad authority to administer and interpret the STIP and its provisions as it deems necessary and appropriate. Our Compensation Committee is composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Under this plan, our Board of Directors has the right to amend or terminate the STIP at any time. Amendments to the STIP will require shareholder approval to the extent required to comply with applicable law.
Eligibility. Eligibility for participation in the STIP is limited to our executive officers, as defined for securities law purposes, and other key employees, all as selected by the Compensation Committee in its sole discretion. At this time, we anticipate that no more than 10 executive officers and other key employees will participate in the plan.
Awards. Within 90 days after commencement of each Performance Period or, if earlier, by the expiration of 25% of a performance period, the Compensation Committee will (a) designate one or more performance periods, (b) select the participants for the performance periods, (c) establish performance objectives for each participant, and the relative weighting of each performance objective and (d) determine the payout formula for each participant. The maximum aggregate amount payable pursuant to any awards established for a participant in any one calendar year will be $1,500,000.
Performance Periods. A performance period is a period of time established by the Compensation Committee, in its sole discretion, within which the performance objectives are to be achieved.
Performance Objectives. The performance objectives will be established in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed, and may be made relative to the performance of other companies. The performance objectives shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria: assets (e.g., net asset value); capital (e.g., working capital); cash flow (e.g., earnings before depreciation, amortization and deferred taxes (“EBDT”), operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment); liquidity measures (e.g., total debt ratio or debt-to-EBDT); margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues); productivity (e.g., productivity improvement); profits (e.g., net income, operating income, earnings before taxes (“EBT”), earnings before interest and taxes (“EBIT”), EBDT, residual or economic earnings, earnings or EBDT per share – these profitability criteria could be measured subject to GAAP definitions); sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and stock price (e.g., stock price appreciation or total shareholder return). In addition to the returns and ratios mentioned above, the performance objectives may be based on any other ratios or returns using the criteria mentioned above, including: economic value added; net asset ratio; debt-to-capital ratio; working capital divided by sales; and profits or cash flow returns on assets, designated assets, invested capital, net capital employed or equity (including return on net assets, return on capital or invested capital, or total return, meaning change in net asset value plus or minus net cash flow).
When establishing the payout formula, the Compensation Committee may determine, within the time period described above, that only the threshold level relating to a performance objective must be achieved for awards to be paid under the STIP. Similarly, the Compensation Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the payout formula.
Determination and Certification of Awards. Participants must achieve the performance objectives in order to receive a performance award. The actual performance award granted to a participant will be determined by our Compensation Committee, which retains the authority to reduce the amount of a performance award in its sole discretion based on individual performance or for any other reason. The Compensation Committee will certify in writing as to the attainment of the performance objectives and the amount of any performance award.
Payment. Each award under the STIP shall be paid in cash. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award. Receipt of performance awards may be deferred under certain circumstances in accordance with a deferred compensation plan approved by our Compensation Committee.
Termination of Employment. A participant who terminates employment with us during a performance period due to retirement, disability or death shall be eligible to receive an award under the STIP prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of our Compensation Committee to determine otherwise, if a participant terminates employment with us for a reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.
New Plan Benefits. The award, if any, that an individual may receive under the STIP is at the discretion of our Compensation Committee and therefore cannot be determined in advance.

Required Vote
The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company present or represented at the meeting is required for the proposed amendment and restatement. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal and that such vote will be sufficient to approve such proposal.
The Board of Directors recommends that shareholders vote FOR this proposal.
Proposal to Approve the Forest City Enterprises, Inc.
Executive Long-Term Incentive Plan
(As Amended and Restated as of June 19, 2008)
The Forest City Enterprises, Inc. Executive Long-Term Incentive Plan is comprised of the Forest City Enterprises, Inc. 1994 Stock Plan (“Stock Plan”) as amended and restated as of June 19, 2008 and filed in this proxy statement as Exhibit A, and the Cash Long-Term Incentive Plan (“LTIP”) which is outlined below.
Background
Section 162(m) of the Code generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.”
On April 7, 2008, the Compensation Committee approved an amendment and restatement of the LTIP to comply with the performance-based compensation exception to Section 162(m) of the Code. Shareholders must approve the amended and restated LTIP in order for performance awards granted in fiscal year 2008 and later to comply with the performance-based compensation exception. In the event that our shareholders do not approve the LTIP, no performance awards will be made under the plan in fiscal year 2008 and later. Nonetheless, we retain the discretion to make awards outside of the LTIP without regard to whether such awards would be deductible under Section 162(m).
Summary of the LTIP
The purpose of the LTIP is to advance our interests and those of our shareholders and assist us in attracting and retaining executive officers and key employees by providing incentives and financial rewards to them that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. The principal features of the LTIP are summarized below. The following summary of the LTIP is qualified in its entirety by reference to the full text of the plan document, a copy of which is attached as Exhibit C to this proxy statement.
Administration; Amendment and Termination. The LTIP is administered by our Compensation Committee, which has broad authority to administer and interpret the LTIP and its provisions as it deems necessary and appropriate. Our Compensation Committee is composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Under this plan, our Board of Directors has the right to amend or terminate the LTIP at any time. Amendments to the LTIP will require shareholder approval to the extent required to comply with applicable law.
Eligibility. Eligibility for participation in the LTIP is limited to our executive officers, as defined for securities law purposes, and other key employees, all as selected by the Compensation Committee in its sole discretion. At this time, we anticipate that no more than 10 executive officers and other key employees will participate in the plan.
Awards. Within 90 days after the commencement of each performance period or, if earlier, by the expiration of 25% of a performance period, the Compensation Committee will (a) designate one or more performance periods, (b) select the participants for the performance periods, (c) establish the performance objectives for each participant, and the relative weighting of each performance objective, and (d) determine the payout formula for each participant. The maximum aggregate amount payable pursuant to any awards established for a participant for any one calendar year will be $3,000,000.
Performance Periods. A performance period is a period of time established by the Compensation Committee, in its sole discretion, within which the performance objectives are to be achieved.

Performance Objectives. The performance targets will be established in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed, and may be made relative to the performance of other companies. The performance objectives shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria: assets (e.g., net asset value); capital (e.g., working capital); cash flow (e.g., earnings before depreciation, amortization and deferred taxes (“EBDT”), operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment); liquidity measures (e.g., total debt ratio or debt-to-EBDT); margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues); productivity (e.g., productivity improvement); profits (e.g., net income, operating income, earnings before taxes (“EBT”), earnings before interest and taxes (“EBIT”), EBDT, residual or economic earnings, earnings or EBDT per share – these profitability criteria could be measured subject to GAAP definitions); sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and stock price (e.g., stock price appreciation or total shareholder return). In addition to the returns and ratios mentioned above, the performance objectives may be based on any other ratios or returns using the criteria mentioned above, including: economic value added; net asset ratio; debt-to-capital ratio; working capital divided by sales; and profits or cash flow returns on assets, designated assets, invested capital, net capital employed or equity (including return on net assets, return on capital or invested capital, or total return, meaning change in net asset value plus or minus net cash flow).
When establishing the payout formula, the Compensation Committee may determine, within the time period described above, that only the threshold level relating to a performance objective must be achieved for awards to be paid under the LTIP. Similarly, the Compensation Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the payout formula.
Determination and Certification of Awards. Participants must achieve the performance objectives in order to receive a performance award. The actual performance award granted to a participant will be determined by our Compensation Committee, which retains the authority to reduce the amount of a performance award in its sole discretion based on individual performance or for any other reason. The Compensation Committee will certify in writing as to the attainment of the performance objectives and the amount of any performance award.
Payment. Each award under the LTIP shall be paid in cash. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award.
Termination of Employment. A participant who terminates employment with us during a performance period due to retirement, disability or death shall be eligible to receive an award under the LTIP prorated for the portion of the performance period prior to termination of employment. Subject to the discretion of our Compensation Committee to determine otherwise, if a participant terminates employment with us for a reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.
New Plan Benefits. The award, if any, that an individual may receive under the LTIP is at the discretion of our Compensation Committee and therefore cannot be determined in advance.
Required Vote
The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company present or represented at the meeting is required for the proposed amendment and restatement. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal and that such vote will be sufficient to approve such proposal.
The Board of Directors recommends that shareholders vote FOR this proposal.
Ratification of Independent Registered Public Accounting Firm
Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of PricewaterhouseCoopers LLP.
PricewaterhouseCoopers LLP has indicated that a representative of PricewaterhouseCoopers LLP will attend the annual meeting to respond to appropriate questions from shareholders. Their representative will also have the opportunity to make a statement at the meeting.

The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present or represented at the meeting is required for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending January 31, 2009. We have been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal. If such shares are voted for approval, the vote will be sufficient to approve such proposal.
The Board of Directors recommends that shareholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
The Audit Committee of the Board of Directors considers and pre-approves any audit, non-audit and tax services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the non-audit services are compatible with maintaining the independence of the independent registered public accounting firm.
The aggregate fees billed (or expected to be billed) to us for professional services rendered by PricewaterhouseCoopers LLP, all of which have been approved by the Audit Committee, for the years ended January 31, 2008 and 2007, are as follows:

	Year Ended January 31,
	2008	2007

Audit fees	$3,342,829	$3,669,239
Audit-related fees	1,642,689	1,474,429
Tax fees	250,600	218,440
All other fees	6,000	6,000

Total	$5,242,118	$5,368,108

Audit fees: Professional services relating to the audits of our annual consolidated financial statements and internal controls over financial reporting, the reviews of quarterly filings with the SEC, issuance of comfort letters, consents and income tax provision procedures.
Audit-related fees: Audit and other assurance services relating to individual real estate properties that are required primarily under loan or partnership agreements and employee benefit plan audits. There were no fees for services relating to financial information design and implementation.
Tax fees: Professional services relating primarily to a study regarding the deductibility of certain development costs for tax purposes, services relating to a captive insurance company and tax compliance fees.
All other fees: Other fees, primarily related to an annual subscription to research tools.
Shareholder Proposals for 2009 Annual Meeting
Any shareholder proposals intended to be presented at our 2009 annual meeting of shareholders must be received by us at the address below on or before December 31, 2008 for inclusion in our proxy statement and form of proxy relating to the 2009 annual meeting of shareholders.
Proposals of shareholders submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2009 annual meeting (“Non-Rule 14a-8 Proposals”) must be received by us by March 16, 2009, or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. Our proxy related to the 2009 annual meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after March 16, 2009.
Other Business
It is not anticipated that matters other than those described in this proxy statement will be brought before the meeting for action, but if any other matters properly come before the meeting of which we did not receive notice prior to March 16, 2008, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.
Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming annual meeting, we will mail, at no charge to the shareholder, a copy of our annual report on Form 10-K including the financial statements and schedules and excluding exhibits required to be filed with the SEC pursuant to Rule 13a-l under the Securities Exchange Act of 1934, as amended, for our most recent fiscal year. Requests from beneficial owners of our Common Stock must set forth a good faith representation that, as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting.
Written requests for such report should be directed to:
Thomas T. Kmiecik, Assistant Treasurer
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
tomkmiecik@forestcity.net
Cost and Method of Proxy Solicitation
Methods: You may vote in person at the annual meeting or by proxy. You have three ways to vote by proxy:
•	Connect to the website on the internet at www.proxyvote.com;

•	Call 1-800-690-6903; or

•	Sign and date the enclosed proxy and return it in the accompanying envelope.
Complete instructions for using these convenient services for voting your proxy are set forth on the proxy card accompanying this proxy statement. The internet and telephone services authenticate shareholders by use of a control number. Please be advised that if you choose to vote via the internet or the telephone, you do not need to return the proxy card.
Rights: In the event you vote and subsequently change your mind on a matter, you may revoke your proxy prior to the close of voting at the annual meeting. You have five ways to revoke your proxy:
•	Connect to the website previously listed by 11:59 p.m. on June 18, 2008;

•	Call the 800 number previously listed by 11:59 p.m. on June 18, 2008;

•	Receipt of a later dated proxy;

•	Receipt by the Secretary of a written revocation; or

•	Vote in person at the annual meeting.
Costs: The cost of solicitation will be paid by us. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and we may reimburse them for their expense in so doing. Our officers and other regular employees may, if necessary, request the return of proxies by telephone or in person.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Geralyn M. Presti

Geralyn M. Presti, Secretary
Cleveland, Ohio
April 30, 2008

FOREST CITY ENTERPRISES, INC.
Exhibit A
1994 Stock Plan
(As Amended and Restated as of June 19, 2008)
1.	PURPOSE

The purpose of the 1994 Stock Plan (As Amended and Restated as of June 19, 2008) shall be to enhance the attraction, retention and motivation of Nonemployee Directors and employees, including officers, executives and other employees who are members of the Company’s management team who, in the judgment of the Committee, can contribute materially to the Company’s success by awarding these employees and Nonemployee Directors the opportunity to receive Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights and Performance Shares. The Plan is also intended to foster within these employees and Nonemployee Directors an identification with ownership and shareholder interests.

2.	DEFINITIONS

Unless the context of the applicable section clearly indicates otherwise, the terms below, when used within the Plan, shall have the meaning set forth in this Section 2.
A.	APPRECIATION RIGHT means a right granted pursuant to Section 9 of the Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

B.	BASE PRICE means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

C.	BOARD OF DIRECTORS or BOARD means the Board of Directors of the Company.

D.	CODE means the Internal Revenue Code of 1986, as amended from time to time.

E.	COMPANY means Forest City Enterprises, Inc.

F.	COMPENSATION COMMITTEE or COMMITTEE means the Compensation Committee of the Board of Directors, as described in Section 3-A of the Plan.

G.	COVERED EMPLOYEE means a Grantee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code.

H.
DATE OF GRANT means the date specified by the Committee on which a grant of Option Rights or Stock Appreciation Rights or a grant or sale of Restricted Shares, Restricted Stock Units or Performance Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

I.	DEFERRAL PERIOD means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 8 of the Plan.

J.	FREE-STANDING APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is not granted in tandem with an Option Right or similar right.

K.
GRANTEE means an employee of the Company or a Subsidiary or a Nonemployee Director to whom an Option Right, Appreciation Right, or an award of Restricted Shares, Restricted Stock Units or Performance Shares has been granted under the Plan.

L.	INCENTIVE STOCK OPTIONS means Option Rights that are intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision.

M.
MANAGEMENT OBJECTIVES means the measurable performance objective or objectives established pursuant to the Plan for Grantees who have received grants of Performance Shares or, when so determined by the Committee, received grants of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Grantee is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria:

(1)	Assets (e.g., net asset value);

(2)	Capital (e.g., working capital);

(3)
Cash Flow (e.g., EBDT [earnings before depreciation, amortization and deferred taxes], operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment);

(4)	Liquidity measures (e.g., total debt ratio or debt-to-EBDT,);

(5)	Margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues);

(6)	Productivity (e.g., productivity improvement);

(7)
Profits (e.g., net income, operating income, EBT [earnings before taxes], EBIT [earnings before interest and taxes], EBDT, residual or economic earnings, earnings or EBDT per share — these profitability criteria could be measured subject to GAAP definitions);

(8)	Sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and

(9)	Stock price (e.g., stock price appreciation or total shareholder return).
In addition to the returns and ratios mentioned above, the Management Objectives may be based on any other ratios or returns using the criteria mentioned above, including:
(1)	economic value added,

(2)	net asset ratio,

(3)	debt-to-capital ratio,

(4)	working capital divided by sales, and

(5)	profits or cash flow returns on: assets, designated assets, invested capital, net capital employed or equity, including:
(a)	return on net assets,

(b)	return on capital or invested capital, or

(c)	total return, meaning change in net asset value plus or minus net cash flow.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

N.	MARKET VALUE PER SHARE means the fair market value of the Shares as determined by the Committee from time to time.

O.	NONEMPLOYEE DIRECTOR means a member of the Board who is not an employee of the Company or any Subsidiary.

P.	NONQUALIFIED STOCK OPTIONS means options which do not qualify as Incentive Stock Options within the meaning of Section 422(b) of the Code or any successor provision.

Q.	OPTION PRICE means the purchase price payable upon the exercise of an Option Right.

R.	OPTION RIGHT means an option to purchase a Share or Shares upon exercise of an option granted pursuant to Section 6 of the Plan.

S.
PERFORMANCE PERIOD means, in respect of a Performance Share, a period of time established pursuant to Section 10 of the Plan within which the Management Objectives relating to such Performance Share are to be achieved.

T.	PERFORMANCE SHARE means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 10 of the Plan.

U.	PLAN means the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 19, 2008).

V.	QUALIFIED PERFORMANCE-BASED AWARD means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

W.
RESTRICTED SHARES means Shares granted or sold pursuant to Section 7 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

X.	RESTRICTED STOCK UNIT means a bookkeeping entry reflecting an award made pursuant to Section 8 of the Plan of the right to receive Shares or cash at the end of a specified Deferral Period.

Y.
RETIREMENT means termination of employment with the Company or a Subsidiary at age 65 or older and after five or more years of continuous employment with the Company or a Subsidiary. Approved absence or leave from the Company or a Subsidiary shall not be considered an interruption of employment for purposes of the Plan.

Z.	RULE 16b-3 means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

AA.	SHARES means shares of the Company’s Class A Common Stock, $0.33-l/3 par value.

BB.
SPREAD means, in the case of an Option Right, the excess of the Market Value per Share of the Shares on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the surrendered Option Right, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

CC.
SUBSIDIARY means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

DD.	TANDEM APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is granted in tandem with an Option Right.

EE.	Wherever used herein, unless indicated otherwise, words in the masculine form shall be deemed to refer to females as well as to males.

3.	ADMINISTRATION
A.	COMPENSATION COMMITTEE

The Plan shall be administered by the Compensation Committee. The Committee shall be composed of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “nonemployee director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

B.	DETERMINATIONS

Within the limits of the provisions of the Plan, the Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of shares subject to each award under the Plan; provided that, if the award is an incentive stock option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Committee on all matters regarding the Plan shall be final and conclusive.

C.	INTERPRETATION

Subject to the provisions of the Plan, the Committee may interpret the Plan, and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Plan by the Committee shall be final and conclusive.

4.	ELIGIBILITY

All awards under the Plan may be granted under the Plan to employees of the Company or any Subsidiary and Nonemployee Directors, as determined by the Committee, based upon the Committee’s evaluation of employees’ and Nonemployee Directors’ duties and their overall performance including current and potential contributions to the Company’s success. Generally, the group of eligible employees includes officers, senior executives, directors who are also employees, and any other members of the Company’s management team or other employees deemed appropriate by the Committee. All determinations by the Committee as to the identity of persons eligible to be granted awards hereunder shall be conclusive.

5.	SHARE AWARDS UNDER THE PLAN
A.	FORM

Awards under the Plan shall be granted in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares as herein defined in Section 2.

B.	SHARES SUBJECT TO THE PLAN
(i)
The aggregate number of Shares that may be issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares (and released from all substantial risks of forfeiture), (c) upon the vesting of Restricted Stock Units or (d) in payment of Performance Shares that have been earned under the Plan during the term of the Plan may not exceed 12,750,000 (1,000,000 of which are being added by this June 19, 2008 amendment and restatement of the Plan) Shares (plus any Shares relating to awards that expire or are forfeited or cancelled), subject to adjustments described in Section 12-A. Such Shares may be Shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Grantee. Without limiting the generality of the foregoing, if any portion of the benefit provided by an award granted under the Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash, be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 5-B: (a) Shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (b) Shares withheld by the Company to satisfy tax withholding obligations shall not be added to the aggregate plan limit described above; (c) Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares, shall be considered issued or transferred pursuant to the Plan.

(iii)	Notwithstanding anything in this Section 5-B, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12-A of this Plan:
(a)	The aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12,750,000 Shares.

(b)	No Grantee will be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 400,000 Shares during any calendar year.

(c)	No Grantee will be granted Qualified Performance-Based Awards of Restricted Shares or Restricted Stock Units, in the aggregate, for more than 225,000 Shares in any calendar year.

(d)	The number of Shares issued as Restricted Shares (after taking any forfeiture into account) or in payment of Restricted Stock Units or Performance Shares will not in the aggregate exceed 2,500,000.

(e)	No Grantee will be granted Qualified Performance-Based Awards of Performance Shares, in the aggregate, for more than 100,000 Shares in any calendar year.
6.	OPTION RIGHTS

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to eligible employees or Nonemployee Directors of options to purchase Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.	Each grant shall specify the number of Shares to which it pertains subject to the limitations set forth in Section 5-B of the Plan.

B.	Each grant shall specify an Option Price per Share, which may not be less than the Market Value per Share on the Date of Grant.

C.
Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Shares owned by the Grantee for at least six months (or other lawful consideration) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

D.
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

E.	Successive grants may be made to the same Grantee whether or not any Option Rights previously granted to such Grantee remain unexercised.

F.
Each grant shall specify the period or periods of continuous service by the Grantee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of Retirement, death or disability, a change in control or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Option Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

G.	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such Option Rights.

H.
Option Rights grants under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) Nonqualified Stock Options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Grantees who, as of the Date of Grant, are officers or other key employees of the Company or any Subsidiary.

I.	No Option Right shall be exercisable more than 10 years from the Date of Grant.

J.
The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 6-J is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 12-A of the Plan.

K.	Each grant of Option Rights shall be evidenced by an agreement, which shall contain such terms and provisions, consistent with the Plan, as the Committee may approve.
7.	RESTRICTED SHARES

The Committee may also authorize the grant or sale to eligible employees or Nonemployee Directors of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.
Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, entitling such Grantee to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.
Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, for a period of not less than 3 years to be determined by the Committee at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Unless otherwise determined by the Committee at the Date of Grant, the Restricted Shares shall immediately become nonforfeitable upon the Retirement of the Grantee.

D.
Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

E.
Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.
Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

G.
Each grant or sale of Restricted Shares shall be evidenced by an agreement that shall contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Grantee in whose name such certificates are registered, endorsed in blank and covering such Shares.

8.	RESTRICTED STOCK UNITS

The Committee may also authorize the granting or sale of Restricted Stock Units to eligible employees or Nonemployee Directors. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

A.
Each such grant or sale shall constitute the agreement by the Company to deliver Shares or cash to the Grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.
Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, to a Deferral Period of not less than 3 years, as determined by the Committee at the Date of Grant. Unless otherwise determined by the Committee at the Date of Grant, the Deferral Period shall immediately lapse upon the Retirement of the Grantee.

D.	During the Deferral Period, the Grantee shall have no right to transfer any rights under his or her award and will have no voting rights.

E.
Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the Deferral Period applicable to such Restricted Stock Units and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Stock Units payable upon termination of the Deferral Period if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.
Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Grantee or retain in the Committee the right to elect among those alternatives.

G.	Each grant or sale of Restricted Stock Units shall be evidenced by an agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve.
9.	APPRECIATION RIGHTS

The Committee may also authorize grants to Grantees of Appreciation Rights. An Appreciation Right shall be a right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

A.
Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

B.	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

C.
Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

D.
Any grant may specify that an Appreciation Right may be exercised only in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event.

E.
Each grant shall be evidenced by an agreement, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

F.	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

G.
Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

H.	Regarding Free-standing Appreciation Rights only:
(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(ii)	Successive grants may be made to the same Grantee regardless of whether any Free-standing Appreciation Rights previously granted to such Grantee remain unexercised.

(iii)
Each grant shall specify the period or periods of continuous employment of the Grantee by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Free-standing Appreciation Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
10.	PERFORMANCE SHARES

The Committee may also authorize the granting of Performance Shares that will become payable to a Grantee upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.
Each grant will specify the number of Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

B.
The Performance Period with respect to each Performance Share will be such period of time (not less than one year), as will be determined by the Committee at the time of grant which may be subject to earlier lapse or other modification in the event of the Retirement, death or disability of a Grantee, or a change of control of the Company or other similar transaction or event.

C.
Any grant of Performance Shares will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares will specify that, before the Performance Shares will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

D.
Each grant will specify the time and manner of payment of Performance Shares that have been earned. Each grant will specify that the amount payable with respect thereto will be paid by the Company in Shares.

E.	Any grant of Performance Shares may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

F.	Each grant of Performance Shares will be evidenced by an agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

11.	DURATION

Any award to a Grantee shall be granted within a period of 10 years from the date on which the Plan is adopted or the date on which the Plan is approved by shareholders, whichever is earlier, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Plan.

12.	MISCELLANEOUS
A.	ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK

The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares granted hereunder, in the price per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be made to the extent that such adjustment would cause an award to violate the provisions of Section 409A of the Code. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. The Committee shall also make or provide for such adjustments in the numbers of Shares specified in Section 5-B of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12-A; provided, however, that any such adjustment to the number specified in Section 5-B(iii)(a) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to qualify.

B.	TRANSFERABILITY
(i)
Except as provided in Section 12-B(iii) below, no Option Right, Restricted Share, Restricted Stock Unit, Appreciation Right or Performance Share granted under the Plan will be transferable by a Grantee other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Grantee’s lifetime only by him or her or by his or her guardian or legal representative.

(ii)
The Committee may specify at the Date of Grant that part or all of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Restricted Stock Units or Performance Shares or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, will be subject to further restrictions on transfer.

(iii)
The Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units, Performance Shares or Appreciation Rights may be transferable by a Grantee, without payment of consideration therefor by the transferee, only to any one or more members of the Grantee’s immediate family; provided, however, that (a) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (b) any such transferee shall be subject to the same terms and conditions hereunder as the Grantee. For the purposes of this Section 12-B, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or Grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

C.	APPLICATION OF PROCEEDS

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

D.	WITHHOLDING TAXES

Upon the issuance of any Shares or any payment made or benefit realized by a Grantee under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount payable in cash, money order, certified check or cashier’s check that is sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for shares of common stock or any payment or benefit.

The Committee, in its sole discretion, may permit the Grantee to pay such taxes through the withholding of Shares otherwise deliverable to such Grantee or the delivery to the Company of Shares otherwise acquired by the Grantee. In no event, however, shall the Company accept Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Grantee or such other person may surrender Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

E.	RIGHT TO TERMINATE EMPLOYMENT

Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or any Subsidiary or service as a Nonemployee Director or affect any right which the Company has to terminate any Grantee’s employment or other service at any time.

F.	GOVERNING LAW

The Plan and all grants and awards and actions taken thereunder shall be construed and its provisions enforced and administered in accordance with the internal substantive laws of Ohio, except to the extent that such laws may be superseded by any federal laws.

G.	AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

No awards under the Plan shall be considered as compensation under any employee benefit plan of the Company, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

H.	ELIMINATION OF FRACTIONAL SHARES

If, under any provision of the Plan or formula used to calculate award levels of Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares, the number so computed is not a whole number, such number of shares shall be rounded down to the next whole number.

13.	COMPLIANCE WITH SECTION 409A OF THE CODE
A.
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantees. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

B.
Neither a Grantee nor any of a Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for a Grantee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Grantee to the Company or any of its affiliates.

C.
If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in

Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

D.
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Grantee harmless from any or all of such taxes or penalties.

14.	EFFECTIVE DATE/APPROVAL BY SHAREHOLDERS
A.	Upon the approval of the Plan by the Company’s shareholders, the effective date of the Plan shall be June 19, 2008.

B.
All Options granted prior to June 19, 2008, including grants of Options to acquire treasury shares to Nonemployee Directors, shall be governed by the terms of the plan, prior to the June 19, 2008 amendment and restatement, except as otherwise provided herein.

15.	AMENDMENT AND TERMINATION OF THE PLAN

The Plan may be amended from time to time or suspended or terminated by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

FOREST CITY ENTERPRISES, INC.
Exhibit B
Executive Short-Term Incentive Plan
(As Amended and Restated as of June 19, 2008)
PREAMBLE
          The Forest City Enterprises, Inc. Executive Bonus Plan, as amended, is hereby amended and restated in its entirety as set forth below and renamed the Forest City Enterprises, Inc. Executive Short-Term Incentive Plan (the “Plan”). The Plan is filed in the Company’s proxy statement for the annual meeting held on June 19, 2008. The purpose of the Plan is to advance the interests of the Company and its shareholders and assist the Company in attracting and retaining key employees by providing annual incentives and financial rewards to such key employees that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. This Plan is subject to shareholder approval with respect to amounts that may become payable under the Plan for fiscal year 2008 and thereafter and shall be null and void and of no further effect if such shareholder approval is not obtained.
ARTICLE I
DEFINITIONS
1.1	Award means an annual cash award of incentive compensation pursuant to the Plan.

1.2	Code means the Internal Revenue Code of 1986, as amended.

1.3
Committee means the Compensation Committee of the Board of Directors of the Company, or their designee consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m). The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).

1.4	Company means Forest City Enterprises, Inc., an Ohio corporation, or its successors.

1.5
Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the Company’s Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or branch of the Company.

1.6	Key Employees means Board-appointed officers of the Company who are designated by the Board as “Section 16 officers” and other key employees of the Company and its subsidiaries.

1.7	Participant means a Key Employee who is selected by the Committee to participate in the Plan.

1.8
Payout Formula means the objective formula established by the Committee for determining Awards for a Performance Period based on the level of achievement of the Performance Objectives for the Performance Period.

1.9
Performance Objectives means the measurable performance objective or objectives established pursuant to the Plan for Participants, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the Participant is employed, and may be made relative to the performance of other companies. The Performance Objectives shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria: assets (e.g., net asset value); capital (e.g., working capital); cash flow (e.g., earnings before depreciation, amortization and deferred taxes (“EBDT”), operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment); liquidity measures (e.g., total debt ratio or debt-to-EBDT); margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues); productivity (e.g., productivity improvement); profits (e.g., net income, operating income, earnings before taxes (“EBT”), earnings before interest and taxes (“EBIT”), EBDT, residual or economic earnings, earnings or EBDT per share – these profitability criteria could be measured subject to GAAP definitions); sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and stock price (e.g., stock price appreciation or total shareholder return). In addition to the returns and ratios mentioned above, the performance objectives may be based on any other ratios or returns using the criteria mentioned above, including: economic value added; net asset ratio; debt-to-capital ratio; working capital divided by sales; and profits or cash flow returns on assets, designated assets, invested capital, net capital employed or equity (including return on net assets, return on capital or invested capital, or total return, meaning change in net asset value plus or minus net cash flow). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except if such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Objectives or minimum acceptable level of achievement.

1.10
Performance Period means a period of time established by the Committee, in its sole discretion, within which the Performance Objectives relating to an Award are to be achieved. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

1.11	Plan means this Forest City Enterprises, Inc. Executive Short-Term Incentive Plan.

1.12	Retirement means termination of employment with the Company or an affiliated company when a Participant is age 65 or older with five or more years of continuous service.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
2.1     Eligibility and Participation. The Committee shall select Key Employees of the Company who are eligible to receive Awards under the Plan, and who shall be Participants in the Plan during any Performance Period in which they may earn an Award. A Key Employee who is a Participant for a given Performance Period is neither guaranteed nor assured of being selected for participation in any subsequent Performance Period.
ARTICLE III
TERMS OF AWARDS
3.1     Awards. Within 90 days after the commencement of each Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will (a) designate one or more Performance Periods, (b) select the Participants for the Performance Periods, (c) establish the Performance Objectives for each Participant, and the relative weighting of each Performance Objective, and (d) determine the Payout Formula for each Participant. The Performance Objectives, the weighting of the Performance Objectives and the Payout Formulas need not be uniform with respect to any or all Participants. Participants must achieve the Performance Objectives established by the Committee in order to receive an Award under the Plan. However, when establishing the Payout Formula, the Committee may determine, within the time period set forth above, that only the threshold level relating to a Performance Objective must be achieved for Awards to be paid under the Plan. Similarly, the Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Payout Formula. Notwithstanding the foregoing, the maximum aggregate amount payable pursuant to any Awards established for a Participant in any one calendar year will be $1,500,000.
3.2     Discretionary Adjustment. The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the authority to reduce the amount in its sole discretion based on individual performance or any other reason.
3.3     Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the Performance Objectives and the amount of the Award.
3.4     Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent.
3.5     Timing of Payment. Payment of Awards will be made following the end of the Performance Period and after determination of and certification of the Award, but in no event more than two and one half months after the later of the end of the Performance Period or the calendar year with respect to which such Award was earned, unless the Participant has submitted an election to defer receipt of the Award in accordance with the terms and conditions of a deferred compensation plan approved by the Committee.

ARTICLE IV
NEW HIRES, PROMOTIONS AND TERMINATIONS
4.1     New Participants During the Performance Period. Unless otherwise determined by the Committee, if an individual is newly hired or promoted during a calendar year into a position eligible for participation in the Plan, he or she shall be eligible for an Award under the Plan for the Performance Period, subject to adjustments under Section 3.2 hereof, and prorated for the portion of the Performance Period following the date of eligibility for the Plan.
4.2     Retirement, Disability or Death. Unless otherwise determined by the Committee, a Participant who terminates employment with the Company during a Performance Period due to Retirement, Disability or death shall be eligible to receive an Award, subject to adjustments under Section 3.2 hereof, and prorated for the portion of the Performance Period prior to termination of employment. Awards payable in the event of death shall be paid to the Participant’s estate.
4.3     Termination of Employment. If a Participant terminates employment with the Company for a reason other than Retirement, Disability or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.
ARTICLE V
MISCELLANEOUS
5.1     Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.
5.2     Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.
5.3     Administration. The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, and determine the rights and obligations of Participants under the Plan. The Committee may delegate any of its authority as it solely determines. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties including the Company, its shareholders, and the Participants. The provisions of this Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Plan shall be interpreted and operated consistent with that intention.
5.4     Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.
5.5     No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
5.6     Employment at Will. Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.
5.7     Amendment or Termination of the Plan. The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants. Amendments to the Plan will require shareholder approval to the extent required to comply with applicable law, including the exemption under Code Section 162(m).

5.8     Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.
5.9     Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

FOREST CITY ENTERPRISES, INC.
Exhibit C
Executive Long-Term Incentive Plan
(As Amended and Restated as of June 19, 2008)
PREAMBLE
          The Forest City Enterprises, Inc. Executive Long-Term Incentive Plan, as amended (“Plan”), is hereby amended and restated in its entirety as set forth herein. The Plan is comprised of the Forest City Enterprises, Inc. 1994 Stock Plan (“Stock Plan”) as amended and restated as of June 19, 2008 and filed in the Company’s proxy statement for the annual meeting held on June 19, 2008, and the Cash Long-Term Incentive Plan (“Cash Plan”) which is outlined below. The purpose of the Plan is to advance the interests of the Company and its shareholders and assist the Company in attracting and retaining key employees by providing long-term incentives and financial rewards to such key employees that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. This Cash Plan is subject to shareholder approval with respect to amounts that may become payable under the Cash Plan for fiscal year 2008 and thereafter and shall be null and void and of no further effect if such shareholder approval is not obtained.
ARTICLE I
DEFINITIONS
1.1      Award means an award of long-term cash incentive compensation pursuant to the Cash Plan.
1.2      Cash Plan means the Forest City Enterprises, Inc. Cash Long-Term Incentive Plan.
1.3      Code means the Internal Revenue Code of 1986, as amended.
1.4      Committee means the Compensation Committee of the Board of Directors of the Company, or their designee consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Cash Plan to satisfy the requirements of Code Section 162(m). The Committee administering the Cash Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).
1.5      Company means Forest City Enterprises, Inc., an Ohio corporation, or its successors.
1.6      Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the Company’s Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or branch of the Company.
1.7      Key Employees means Board-appointed officers of the Company who are designated by the Board as “Section 16 officers” and other key employees of the Company and its subsidiaries.
1.8      Participant means a Key Employee who is selected by the Committee to participate in the Cash Plan.
1.9      Payout Formula means the objective formula established by the Committee for determining Awards for a Performance Period based on the level of achievement of the Performance Objectives for the Performance Period.
1.10     Performance Objectives means the measurable performance objective or objectives established pursuant to the Cash Plan for Participants, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the Participant is employed, and may be made relative to the performance of other companies. The Performance Objectives shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria: assets (e.g., net asset value); capital (e.g., working capital); cash flow (e.g., earnings before depreciation, amortization and deferred taxes (“EBDT”), operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment); liquidity measures (e.g., total debt ratio or debt-to-EBDT); margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues); productivity (e.g., productivity improvement); profits (e.g., net income, operating income, earnings before taxes (“EBT”), earnings before interest and taxes (“EBIT”), EBDT, residual or economic earnings, earnings or EBDT per share – these profitability criteria could be measured subject to GAAP definitions); sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and stock price (e.g., stock price appreciation or total shareholder return). In addition to the returns and ratios mentioned above, the performance objectives may be based on any other ratios or returns using the criteria mentioned above, including:

economic value added; net asset ratio; debt-to-capital ratio; working capital divided by sales; and profits or cash flow returns on assets, designated assets, invested capital, net capital employed or equity (including return on net assets, return on capital or invested capital, or total return, meaning change in net asset value plus or minus net cash flow). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except if such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Objectives or minimum acceptable level of achievement.
1.11    Performance Period means a period of time established by the Committee, in its sole discretion, within which the Performance Objectives relating to an Award are to be achieved. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
1.12    Plan means this Forest City Enterprises, Inc. Executive Long-Term Incentive Plan.
1.13    Retirement means termination of employment with the Company or an affiliated company when a Participant is age 65 or older with five or more years of continuous service.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
2.1     Eligibility and Participation. The Committee shall select Key Employees of the Company who are eligible to receive Awards under the Cash Plan, and who shall be Participants in the Cash Plan during any Performance Period in which they may earn an Award. A Key Employee who is a Participant for a given Performance Period is neither guaranteed nor assured of being selected for participation in any subsequent Performance Period.
ARTICLE III
TERMS OF AWARDS
3.1     Awards. Within 90 days after the commencement of each Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will (a) designate one or more Performance Periods, (b) select the Participants for the Performance Periods, (c) establish the Performance Objectives for each Participant, and the relative weighting of each Performance Objective, and (d) determine the Payout Formula for each Participant. The Performance Objectives, the weighting of the Performance Objectives and the Payout Formulas need not be uniform with respect to any or all Participants. Participants must achieve the Performance Objectives established by the Committee in order to receive an Award under the Cash Plan. However, when establishing the Payout Formula, the Committee may determine, within the time period set forth above, that only the threshold level relating to a Performance Objective must be achieved for Awards to be paid under the Cash Plan. Similarly, the Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Payout Formula. Notwithstanding the foregoing, the maximum aggregate amount payable pursuant to any Awards established for a Participant in any one calendar year will be $3,000,000.
3.2     Discretionary Adjustment. The Committee may not increase the amount payable under the Cash Plan or with respect to an Award pursuant to Section 3.1, but retains the authority to reduce the amount in its sole discretion based on individual performance or any other reason.
3.3     Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Cash Plan, the Committee will certify in writing as to the attainment of the Performance Objectives and the amount of the Award.
3.4     Form of Payment. Each Award under the Cash Plan shall be paid in cash or its equivalent.
3.5     Timing of Payment. Payment of Awards will be made following the end of the Performance Period and after determination of and certification of the Award, but in no event more than two and one half months after the later of the end of the Performance Period or the calendar year with respect to which such Award was earned.

ARTICLE IV
NEW HIRES, PROMOTIONS AND TERMINATIONS
4.1     New Participants During the Performance Period. Unless otherwise determined by the Committee, if an individual is newly hired or promoted during a calendar year into a position eligible for participation in the Cash Plan, he or she shall be eligible for an Award under the Cash Plan for the Performance Period, subject to adjustments under Section 3.2 hereof, and prorated for the portion of the Performance Period following the date of eligibility for the Cash Plan.
4.2     Retirement, Disability or Death. Unless otherwise determined by the Committee, a Participant who terminates employment with the Company during a Performance Period due to Retirement, Disability or death shall be eligible to receive an Award, subject to adjustments under Section 3.2 hereof, and prorated for the portion of the Performance Period prior to termination of employment. Awards payable in the event of death shall be paid to the Participant’s estate.
4.3     Termination of Employment. If a Participant terminates employment with the Company for a reason other than Retirement, Disability or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.
ARTICLE V
MISCELLANEOUS
5.1     Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.
5.2     Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.
5.3     Administration. The Committee shall administer the Cash Plan, interpret the terms of the Cash Plan, amend and rescind rules relating to the Cash Plan, and determine the rights and obligations of Participants under the Cash Plan. The Committee may delegate any of its authority as it solely determines. In administering the Cash Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties including the Company, its shareholders, and the Participants. The provisions of this Cash Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Cash Plan shall be interpreted and operated consistent with that intention.
5.4     Severability. If any provisions of the Cash Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Cash Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Cash Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Cash Plan or Award shall remain in full force and effect.
5.5     No Fund Created. Neither the Cash Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
5.6     Employment at Will. Neither the adoption of the Cash Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.
5.7     Amendment or Termination of the Cash Plan. The Board of Directors of the Company reserves the right to amend or terminate the Cash Plan at any time with respect to future Awards to Participants. Amendments to the Cash Plan will require shareholder approval to the extent required to comply with applicable law, including the exemption under Code Section 162(m).

5.8     Non-Exclusivity of Cash Plan. Neither the adoption of the Cash Plan by the Board of Directors nor the submission of the Cash Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.
5.9     Successors. All obligations of the Company under the Cash Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

FOREST CITY ENTERPRISES, INC. 1100 TERMINAL TOWER 50 PUBLIC SQUARE CLEVELAND, OH 44113

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Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 18, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Forest City Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 18, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FORCT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOREST CITY ENTERPRISES, INC. CLASS A

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

The election of four (4) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line above.

1.	Nominees:
01) Michael P. Esposito, Jr.		☐	☐	☐
02) Joan K. Shafran
03) Louis Stokes
04) Stan Ross

		For	Against	Abstain

2.	The proposed amendment and restatement of the 1994 Stock Plan.	☐	☐	☐

3.	The proposed amendment and restatement of the Executive Short-Term Incentive Plan.	☐	☐	☐

4.	The proposed amendment and restatement of the Executive Long-Term Incentive Plan.	☐	☐	☐

5.	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2009.	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) in this Proxy. When shares are held jointly by joint tenants, both should sign. When signing as an attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A

Forest City Enterprises, Inc. Class A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
JUNE 19, 2008
The undersigned hereby appoints Albert B. Ratner and Samuel H. Miller, and each of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class A Common Stock of Forest City Enterprises, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Annual Meeting of Shareholders to be held at 2:00 P.M., Eastern Time on June 19, 2008, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof.
     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOREST CITY ENTERPRISES, INC. 1100 TERMINAL TOWER 50 PUBLIC SQUARE CLEVELAND, OH 44113

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 18, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Forest City Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 18, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FORCT3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOREST CITY ENTERPRISES, INC. CLASS B

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

The election of eleven (11) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

1.	Nominees:
	01) Albert B. Ratner	07) Scott S. Cowen	☐	☐	☐
	02) Samuel H. Miller	08) Brian J. Ratner
	03) Charles A. Ratner	09) Deborah Ratner Salzberg
	04) James A Ratner	10) Bruce C. Ratner
	05) Jerry V. Jarrett	11) Deborah L. Harmon
06) Ronald A. Ratner

		For	Against	Abstain

2.	The proposed amendment and restatement of the 1994 Stock Plan.	☐	☐	☐

3.	The proposed amendment and restatement of the Executive Short-Term Incentive Plan.	☐	☐	☐

4.	The proposed amendment and restatement of the Executive Long-Term Incentive Plan.	☐	☐	☐

5.	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2009.	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly by joint tenants, both should sign. When signing as an attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

B

Forest City Enterprises, Inc. Class B
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
JUNE 19, 2008
The undersigned hereby appoints Albert B. Ratner and Samuel H. Miller, and each of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class B Common Stock of Forest City Enterprises, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Annual Meeting of Shareholders to be held at 2:00 P.M., Eastern Time on June 19, 2008, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE